Exhibit 10.11

MAGELLAN 401(k) PLAN

Effective as of January 1, 2004

MAGELLAN 401(k) PLAN

i

2.36	414(s) Compensation	6
2.37	Highly Compensated Employee	6
2.38	Hour of Service	6
2.39	Investment Fund	8
2.40	Leased Employee	8
2.41	Normal Retirement Date	9
2.42	Non-Highly Compensated Employee	9
2.43	One Year Break-in-Service	9
2.44	Participant	9
2.45	Pension Plan	9
2.46	Plan	9
2.47	Plan Year	9
2.48	Pre-Tax Account	9
2.49	Pre-Tax Contributions	9
2.50	Qualified Domestic Relations Order	9
2.51	Rollover Contributions	9
2.52	Rollover Contribution Account	9
2.53	Self-Employed Individual	9
2.54	Termination of Employment	10
2.55	Trust	10
2.56	Trust Agreement	10
2.57	Trust Fund	10
2.58	Trustee	10
2.59	Valuation Date	10
2.60	Williams	10
2.61	Williams Plan	10
2.62	Year(s) of Service	10

ARTICLE III. PARTICIPATION		11

3.1	Entitlement to Participation	11
3.2	Duration of Participation	11
3.3	Correction for Erroneous Inclusion of Employee	11

ARTICLE IV. EMPLOYEE CONTRIBUTIONS		12

4.1	Requirement of Employee Contributions	12
4.2	Amount of Employee Contributions	12
4.3	Maximum Amount of Pre-Tax Contributions	12
4.4	Manner of Electing	13
4.5	Change of Election	13
4.6	Effective Date of Election	13
4.7	Deposit of Employee Contribution	13
4.8	Pre-Tax Contributions	14
4.9	Actual Deferral Percentage Test	14
4.10	Actual Contribution Percentage Test	15
4.11	Excess Elective Contributions	16
4.12	Excess Aggregate Contributions	17
4.13	Requirements for Rollover Contributions	18

4.14	Catch-up Contributions	18
4.15	Recharacterizations	19

ARTICLE V. EMPLOYER CONTRIBUTIONS AND ALLOCATIONS		20

5.1	Employer Matching Contributions	20
5.2	Employer Discretionary Contributions	20
5.3	Employer Salary Deferral Contributions	20
5.4	Deposit and Investment of Employer Matching Contributions	20
5.5	Allocation of Employer Discretionary Contributions	21
5.6	Determination and Amount of Employer Contributions	21
5.7	Application of Forfeitures	21
5.8	Maximum Contributions	21

ARTICLE VI. INVESTMENT PROVISIONS		24

6.1	Investment of Future Employee Contributions	24
6.2	Investment of Employee Contribution Account and Employer Contribution Account	24

ARTICLE VII. TRUST AGREEMENT AND TRUSTEE		25

7.1	Funding Instrument	25
7.2	Selection of Trustee	25
7.3	Trustee’s Duties	25
7.4	Trust Expenses	25
7.5	Trust Entity	25
7.6	Accrued Benefit	25
7.7	Trust Income	26
7.8	Correction of Error	26
7.9	Investment Options	26
7.10	Right of Employers to Trust Assets	26
7.11	Establishment and Deletion of Investment Funds	27
7.12	Self-directed Brokerage Fund	27

ARTICLE VIII. BENEFITS		28

8.1	Payment of Accrued Benefit on or after Normal Retirement Date or Total and Permanent Disability	28
8.2	Payment of Accrued Benefit on Death	29
8.3	Payment of Accrued Benefits Upon Termination of Employment; Vesting	30
8.4	Withdrawal of Benefits	32
8.5	Deduction of Taxes from Amounts Payable	34
8.6	Special Provisions Regarding Payment of Benefits	34
8.7	Minimum Distribution Requirements — IRS Model Amendment	35
8.8	Facility of Payment	36
8.9	Advance Payment of Benefits	37
8.10	Unclaimed Amounts	37
8.11	Domestic Relations Order Distributions	37

ARTICLE IX. ADMINISTRATION		38

9.1	Fiduciaries	38
9.2	Allocation of Responsibilities Among Named Fiduciaries	38
9.3	Provisions Concerning the Benefits Committee	38
9.4	Delegation of Responsibilities: Bonding	40
9.5	No Joint Fiduciary Responsibilities	40
9.6	Information to be Supplied by Employer	40
9.7	Records	41
9.8	Fiduciary Capacity	41
9.9	Blackout Period Restrictions	41
9.10	Military Leave	41

ARTICLE X. AMENDMENT AND TERMINATION OF THE PLAN		42

10.1	Discontinuance of Contributions	42
10.2	Amendments	42
10.3	Plan Termination	43
10.4	Payment Upon Termination	43

ARTICLE XI. TOP-HEAVY PROVISIONS		44

11.1	Definitions	44
11.2	Application of Top-Heavy Provisions	45
11.3	Top-Heavy Determination	45
11.4	Vesting Requirements	45
11.5	Minimum Contribution Amount	45

ARTICLE XII. LOANS		47

12.1	Authorization of Loans	47
12.2	Minimum Requirements for Loans	47
12.3	Accounting for Loans	48
12.4	Fees	48

ARTICLE XIII. SPECIAL PLAN TO PLAN TRANSFERS		49

13.1	Transfers From Other Plans	49

ARTICLE XIV. DIRECT ROLLOVERS		50

14.1	Right of Direct Rollover	50
14.2	Definitions	50

ARTICLE XV. MISCELLANEOUS PROVISIONS		52

15.1	Employer Adoption	52
15.2	Plan Merger	52
15.3	Indemnification	52
15.4	Nonalienation of Benefits	52
15.5	Contract of Employment	52
15.6	Source of Benefits	53
15.7	Employees’ Trust	53
15.8	Gender and Number	53

15.9	Headings	53
15.10	Invalidity of Certain Provisions	53
15.11	Law Governing	53

ARTICLE XVI. CLAIM REVIEW PROCEDURES		54

16.1	Claims Procedure	54

v

MAGELLAN 401(k) PLAN

MAGELLAN MIDSTREAM HOLDINGS, L.P., a Delaware limited partnership, hereby adopts the Magellan 401(k) Plan upon the following terms and conditions. This instrument is intended to meet the qualification requirements of Section 401(a) of the Code. The effective date of this Plan is January 1, 2004, except as otherwise stated in the Plan.

ARTICLE I.

Name and Purpose of Plan

1.1 Name of Plan. This Plan shall be known hereafter as the MAGELLAN 401(K) PLAN.

1.2 Purpose. The purpose of this Plan is to provide retirement and incidental benefits for the eligible Employees of the Employer; to enable Employees of the Employer who are eligible to participate in the Plan to accumulate funds to provide a retirement income; and, to distribute the corpus and income of the funds accumulated by the Trust, in accordance with the Plan, to the Participants and their Beneficiaries.

1.3 Exclusive Benefit of Employees. This Plan and the related Trust hereto are established under and pursuant to the Employee Retirement Income Security Act of 1974, as amended, and shall be maintained for the exclusive benefit of the eligible Employees of the Employer. The assets of the Trust Fund shall never inure to the benefit of the Employer and shall be held for the exclusive purposes of providing Benefits to Participants and their Beneficiaries and defraying reasonable expenses of administering the Plan.

ARTICLE II.

DEFINITIONS

The following provisions of this Article provide basic definitions that are used throughout this Plan:

2.1 Accounts. The word “Accounts” means a Participant’s Employee Contribution Account and Employer Contribution Account, and shall include all subaccounts under each such Account.

2.2 Accrued Benefit. The words “Accrued Benefit” means a Participant’s entire interest in his Accounts, determined as of any Valuation Date and reflected by the records maintained by the Trustee. The value of an Accrued Benefit at any time shall be its value as adjusted on the coinciding or immediately preceding Valuation Date.

2.3 Active Participant. The words “Active Participant” means, for each payroll period, a Participant who makes Employee Contributions to the Plan for such payroll period other than Catch-up Contributions and Rollover Contributions.

2.4 Affiliate. The word “Affiliate” means any corporation which is a member of the controlled group of corporations (as defined in Code Section 414(b)) which includes an Employer; any trade or business (whether or not incorporated) which is under common control (as defined in Code Section 414(c)) with an Employer; an organization (whether or not incorporated) which is a member of a related company service group (as defined in Code Section 414(m)) which includes an Employer and any other entity required to be aggregated with an Employer pursuant to regulations under Code Section 414(o). Solely for purposes of applying the maximum limitation on Annual Additions set forth in Section 5.8, the standard of control under Code Sections 414(b) and 414(c) shall be deemed to be “more than 50%” rather than “at least 80%.”

2.5 After-Tax Account. The words “After-Tax Account” means a subaccount plus income and gains credited thereto and minus all losses, expenses, distributions, and transfers chargeable thereto, comprised of the Participant’s After-Tax Contributions to this Plan, and, if applicable, his after-tax accounts rolled over to this Plan from another plan qualified under Section 401(a) of the Code.

2.6 After-Tax Contributions. The words “After-Tax Contributions” means contributions made by the Participant which are not Pre-Tax Contributions, Catch-up Contributions or Rollover Contributions.

2.7 Authorized Leave of Absence. The words “Authorized Leave of Absence” means an absence, with or without compensation, authorized on a non-discriminatory basis by an Employer. An Authorized Leave of Absence may be granted by an Employer for sickness, Disability, accident, injury, or for other reasons and shall be granted for military service to the extent the Plan is required to do so under applicable federal law.

2.8 Beneficiary. The word “Beneficiary” means any person designated under Section 8.2 to receive the Accrued Benefit of a Participant that is payable under this Plan upon death.

2.9 Benefits Committee. The words “Benefits Committee” means the Employee Benefit Plans Committee comprised of that group of individuals appointed by the Chief Executive Officer of the Company from time to time to serve as members of the Benefits Committee.

2.10 Board of Managers. The words “Board of Managers” means the board of managers of the general partner of the Company.

2.11 Catch-up Account. The words “Catch-up Account” means a sub-account, plus income and gains credited thereto and minus all losses, expenses, distributions and transfers chargeable thereto, comprised of: the Participant’s Catch-up Contributions to this Plan. The Catch-up Account is subject to all of the withdrawal and distribution restrictions and requirements of the Plan applicable to the Pre-Tax Account. In this regard, any withdrawal or distribution from the Catch-up Account must be made following, or contemporaneously with, the exhaustion of withdrawable amounts held in the Pre-Tax Account.

2.12 Catch-up Contributions. The words “Catch-up Contributions” means contributions made on behalf of a Participant under the terms of Section 4.14, subject to the provisions of Code Section 414(v) and the Treasury regulations promulgated thereunder.

2.13 Code. The word “Code” means the Internal Revenue Code of 1986, as amended from time to time, and any subsequent Internal Revenue Code. References to any section of the Code shall be deemed to include similar sections of the Code as renumbered or amended.

2.14 Company. The word “Company” means Magellan Midstream Holdings, L.P.

2.15 Compensation. The word “Compensation” means the first $200,000 (or such higher amount as may be permitted under Section 401(a)(17) of the Code) of salary, wages, or in the case of a Self-Employed Individual, Earned Income, paid to an Eligible Employee by an Employer during the Plan Year while the Eligible Employee is entitled to be an Active Participant pursuant to Section 3.1, including Pre-Tax Contributions, After-Tax Contributions, Catch-up Contributions, base pay, short term disability paid by an Employer, bonuses (unless specifically excluded under a written bonus arrangement), if any, when paid, overtime, commissions, and salary reduction amounts contributed to any cafeteria plan, flexible benefit plan, or qualified transportation plan (Code Section 132(f)) established by an Employer, but excluding severance pay, cost of living pay, housing pay, relocation pay (including mortgage interest differential), other taxable fringe benefits, awards under the Magellan Long-Term Incentive Plan or other similar plan, and other extraordinary compensation, all as determined by the Benefits Committee in its sole and absolute discretion.

The annual compensation of each Participant taken into account in determining benefit accruals in any Plan Year shall not exceed $200,000. Annual compensation means compensation during the Plan Year. The $200,000 limit on annual compensation shall be adjusted for cost-of-living increases in accordance with Section 401(a)(17)(B) of the Code. The cost-of-living adjustment in effect for a calendar year applies to annual compensation for the Plan Year that begins with such calendar year.

2.16 Computation Period. The words “Computation Period” means the calendar year.

2.17 Contribution Dollar Limit. The words “Contribution Dollar Limit” means the annual limit imposed on each Participant pursuant to Section 402(g) of the Code (as indexed pursuant to Sections 402(g)(5) and 415(d) of the Code, provided that no such adjustment will be taken into account hereunder before the Plan Year in which it becomes effective).

2.18 Disability. The word “Disability” means the presence of a permanent and total physical or mental condition that satisfies the initial requirements for disability payments under the Employer long-term disability plan that covers the Participant. If the Participant is not covered by an Employer maintained long-term disability plan, Disability shall have the same meaning as defined under the Social Security Act. A Participant’s Accrued Benefit shall become fully vested in the event he incurs a Disability.

2.19 Earned Income. The words “Earned Income” means the net earnings from self-employment in a trade or business with respect to which the Plan is established by the Employer for which personal services of the individual are a material income-producing factor regardless of the manner in which such earnings are reported. Net earnings will be determined without regard to items not included in gross income and the deductions allocable to such items. Net earnings are reduced by contributions by the Employer to a qualified plan to the extent deductible under Section 404 of the Code. Net earnings shall be determined with regard to the deduction allowed to the Employer by Section 164(f) of the Code for taxable years beginning after December 31, 1989.

2.20 Effective Date. The words “Effective Date” means January 1, 2004, which is the effective date of this Plan.

2.21 Eligible Employee. The words “Eligible Employee” means any Employee of an Employer, including an Employee on an Authorized Leave of Absence, but excluding:

(a) a Leased Employee;

(b) an Employee who is a member of a collective bargaining unit, unless the collective bargaining agreement covering such unit with the Employer expressly requires that persons covered by such agreement participate in this Plan;

(c) a nonresident alien with no U.S. source income;

(d) a person in a class of employees specifically excluded from participating by the document of adoption of a Participating Company; and

(e) any individual retained by an Employer directly or through an agency or other party to perform services for an Employer in the capacity of a fee-for-service worker or independent contractor or any similar capacity including, without limitation, any such individual employed by temporary help firms, technical help firms, staffing firms, employee leasing firms, professional employer organizations or other staffing firms, regardless of any subsequent reclassification or determination of such person to be a “common law” employee of the Employer.

2.22 Employee. The word “Employee” means any individual who is (i) employed as a common law employee by an Employer or an Affiliate, or (ii) a Self-Employed Individual.

2.23 Employee Contribution Account. The words “Employee Contribution Account” means the aggregate of, as applicable, a Participant’s interest in his After-Tax Account, Pre-Tax Account, Catch-up Account, and Rollover Contribution Account.

2.24 Employee Contributions. The words “Employee Contributions” means a Participant’s Pre-Tax Contributions, Catch-up Contributions, Rollover Contributions and After-Tax Contributions.

2.25 Employer. The word “Employer” means the Company and any Affiliate which has become a party to this Plan.

2.26 Employer Contributions. The words “Employer Contributions” means the payments made from time to time by an Employer to the Trustee designated as Employer Salary Deferral Contributions, Employer Matching Contributions, or Employer Discretionary Contributions.

2.27 Employer Contribution Account. The words “Employer Contribution Account” means, the aggregate of, as applicable, a Participant’s Employer Matching Contribution Account, Employer Discretionary Contribution Account, and Employer Salary Deferral Contribution Account.

2.28 Employer Matching Contribution Account. The words “Employer Matching Contribution Account” means a subaccount plus income and gains thereto and minus all losses, expenses, and distributions chargeable thereto, comprised of: Employer Matching Contributions allocated with respect to Compensation paid to a Participant on or after the Effective Date.

2.29 Employer Matching Contributions. The words “Employer Matching Contributions” means the payments made from time to time by an Employer to the Trustee designated as contributions to be credited to the Employer Matching Contribution Account of each Participant for whom such Employer contributes to the Plan in accordance with Section 5.1.

2.30 Employer Discretionary Contribution Account. The words “Employer Discretionary Contribution Account” means a subaccount, plus all income and gains credited thereto, and minus all losses, expenses and distributions chargeable thereto, comprised of: Employer Discretionary Contributions allocated to a Participant.

2.31 Employer Discretionary Contributions. The words “Employer Discretionary Contributions” means the payments made from time to time by an Employer to the Trustee designated as contributions to be credited to the Employer Discretionary Contribution Account of each Participant for whom such Employer contributes to the Plan in accordance with Section 5.2.

2.32 Employer Salary Deferral Contribution Account. The words “Employer Salary Deferral Contribution Account” means a subaccount, plus all income and gains credited thereto, and minus all losses, expenses and distributions chargeable thereto, comprised of Employer Salary Deferral Contributions allocated to a Participant.

2.33 Employer Salary Deferral Contributions. The words “Employer Salary Deferral Contributions” means the payments made from time to time by an Employer to the Trustee in accordance with Section 4.9 or 4.10 to satisfy the nondiscrimination tests set forth in Article IV or in accordance with Section 5.3 as discretionary contributions. All such payments shall be allocated to a subaccount of the Employer Contribution Account maintained for the Participant on whose behalf any such payment is made. Notwithstanding any other provision of the Plan, no amount held in such subaccount maintained on behalf of any Participant may be withdrawn prior to the earlier of such Participant’s Termination of Employment or reaching 59 1/2.

2.34 ERISA. The acronym “ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

2.35 Forfeiture. The word “Forfeiture” means the portion of a Participant’s Accrued Benefit which is forfeited pursuant to the terms of the Plan.

2.36 414(s) Compensation. The words “414(s) Compensation” means the first $200,000 (or such other amount as may be permitted under Section 401(a)(17) of the Code) of an Employee’s compensation within the meaning of Code Section 415(c)(3) subject to the following adjustments, if the Benefits Committee determines, in its discretion, to make such adjustments for a Plan Year. The Benefits Committee may elect to exclude all of the following items for a Plan Year, namely, elective contributions that are made by an Employer on behalf of its employees that are not includable in gross income under Code Section 125, 132(f)(4), 402(e)(3), 402(h) and 403(b). In addition, the Benefits Committee may make such further adjustments as are permitted under applicable regulations or rulings issued by the Internal Revenue Service.

2.37 Highly Compensated Employee. The words “Highly Compensated Employee” means, applying the provisions of Subsections (a) and (b) below, an Employee performing services for an Employer or an Affiliate during the current Plan Year who:

(a) during either the current Plan Year, or the immediately preceding Plan Year was a 5% owner of an Employer or an Affiliate; or (2) for the immediately preceding Plan Year received 414(s) Compensation from an Employer or an Affiliate in excess of $90,000 (as adjusted pursuant to Code Section 414(q) from time to time).

(b) The determination of who is a Highly Compensated Employee, including the number of Employees treated as excluded shall be made in accordance with Code Section 414(q) and the regulations or other guidance thereunder.

2.38 Hour of Service. The words “Hours of Service” means:

(a) each hour for which the Employee is paid, or entitled to payment, directly or indirectly, from an Employer or an Affiliate; provided, however, if records of such actual hours are not maintained for an Employee, such Employee shall be credited with 190 Hours of

Service for each month in which the Employee is paid, or entitled to payment, with respect to one Hour of Service. The term shall include service of a Self-Employed Individual with the Employer;

(b) each hour for which back pay, irrespective of mitigation of damages, is awarded to the Employee or agreed to by the Employer or an Affiliate; and

(c) each hour an Employee is paid or entitled to payment by an Employer or an Affiliate on account of a period of time during which no duties are performed due vacation, holiday, illness, incapacity (including disability), lay-off, jury duty, military duty or leave of absence. An Hour of Service for which an Employee is directly or indirectly paid or entitled to payment on account of a period during which the Employee performed no duties shall not be credited to the Employee, if such payment is made or due under a plan maintained solely for the purpose of complying with any applicable worker’s compensation, disability insurance, or unemployment compensation law. Hours of Service also shall not be credited for a payment which solely reimburses the Employee for medical or medically related expenses incurred by the Employee. Not more than 501 Hours of Service shall be credited under this Subsection (c) to the Employee on account of any single continuous period during which the Employee performs no duties (whether or not such period occurs in a single Computation Period). For purposes of this Subsection (c), a payment shall be deemed to be made by or due from an Employer regardless of whether such payment is made by or due from an Employer directly, or indirectly through, among others, a trust fund, or insurer, to which an Employer contributes or pays premiums and regardless of whether contributions made or due to the trust fund, insurer or other entity are for the benefit of particular employees or are on behalf of a group of employees in the aggregate.

(d) Solely for purposes of determining whether an Employee has incurred a One Year Break-in-Service, an Employee who is not otherwise credited with an Hour of Service under Subsection (a), (b) or (c), above, shall be credited with an Hour of Service for each additional hour which is part of an Employee’s customary work week with an Employer or an Affiliate during which the Employee is on an unpaid Authorized Leave of Absence, provided the Employee resumes employment with an Employer or an Affiliate upon the expiration of such Authorized Leave of Absence. For purposes of this Subsection (d), an Employee’s customary work week will consist of five, 8-hour days.

(e) Solely for purposes of determining whether a One Year Break-in-Service has occurred for purposes of determining vesting, an Employee who is absent from work beginning on or after January 1, 1985 for maternity or paternity reasons and who is not otherwise credited with an Hour of Service under Subsections (a), (b), (c) or (d), above, shall receive credit for the Hours of Service for which he would have been regularly scheduled had the Employee performed duties for an Employer or an Affiliate during such absence, or in the absence of a regularly scheduled number of hours, 40 hours per week (or eight hours per day). For purposes of such determination, an absence from work for maternity or paternity reasons means an absence (i) by reason of the pregnancy of the Employee, (ii) by reason of the birth of a child of such Employee, (iii) by reason of the placement of a child with the Employee in connection with the adoption of such child by the Employee, or (iv) for purposes of caring for such child for a period beginning immediately following such birth or placement. Hours of Service credited for purposes of such determination shall be credited in the Computation Period in which such absence begins, if necessary to prevent a One Year Break-in-Service in such period, or, in all other cases, in the next following Computation Period. In no event will more than 501 Hours of Service be credited for any single continuous period of time during which the person did not or would not have performed duties. The Benefits Committee may, in its discretion, require an Employee who is absent from work for maternity or paternity reasons to furnish information to the Benefits Committee to establish that the Employee’s absence from work is for maternity or paternity reasons and the number of days for which there was such an absence. Each Employer reserves the right to terminate the employment of any Employee who is absent from work without authorization, without regard to whether such Employee is entitled to be credited for Hours of Service pursuant to this Subsection.

(f) With respect to an Employee whose employment is transferred from Williams and its affiliates to the Company and its affiliates on October 1, 2003 each hour which was credited to such individual under the Williams Plan as of the Employee’s transfer date.

(g) With respect to an Employee whose employment is transferred from Williams and its affiliates to the Company and its affiliates on or after January 1, 2004 but before January 1, 2005 each hour which was credited to such individual under the Williams Plan as of the Employee’s transfer date.

(h) The same Hours of Service shall not be credited more than once under any provision of this definition of Hour of Service. The determination of Hours of Service for reasons other than the performance of duties shall be made in accordance with the provisions of Labor Department Regulations, 29 C.F.R. §2530.200b-2(b), and Hours of Service shall be credited to Computation Periods in accordance with the provisions of Labor Department Regulations, 29 C.F.R. §2530.200b-2(c).

2.39 Investment Fund. The words “Investment Fund” means one or more or all of the funds listed from time to time on Appendix I.

2.40 Leased Employee. The words “Leased Employee” means an individual who is not in the employ of an Employer or an Affiliate and who, pursuant to an agreement between an Employer or an Affiliate and any other person (“leasing organization”), provides services to such Employer or Affiliate and has provided services to an Employer or an Affiliate on a substantially full-time basis for a period of at least one year, with such services being performed under the primary direction or control of such Employer or Affiliate; provided, however, if such individuals constitute less than twenty percent of the non-highly compensated workforce (within the meaning of Code Section 414(n)(5)(C)(ii)) of the Employers or their Affiliates, such an individual shall not be included in such meaning if a leasing organization covers such an individual in a money purchase pension plan which provides immediate participation, full and immediate vesting and a non-integrated contribution formula equal to at least ten percent of such individual’s annual compensation (as defined in Code Section 415(c)(3)), increased, prior to January 1, 1998, by amounts contributed pursuant to a salary reduction agreement which are excluded from such individual’s gross income under Code Sections 125, 402(e)(3), 402(h)(1)(B) or 403(b)); and provided further, if such individual shall be deemed to be a Leased Employee of an Employer or an Affiliate, any contributions or benefits provided by such leasing organization which are attributable to services of such individual performed for an Employer or an Affiliate shall be treated as provided by such Employer or Affiliate.

2.41 Normal Retirement Date. The words “Normal Retirement Date” means the date on which a Participant attains (or would have attained if he had lived) age 65. The Accrued Benefit of a Participant who is an Employee on the date he attains age 65 shall become nonforfeitable on and after such date.

2.42 Non-Highly Compensated Employee. The words “Non-Highly Compensated Employee” means an Employee of an Employer or an Affiliate who is not a Highly Compensated Employee in the applicable period.

2.43 One Year Break-in-Service. The words “One Year Break-in-Service” means a Computation Period within which an Employee completes not more than 500 Hours of Service.

2.44 Participant. The word “Participant” means an Eligible Employee participating in the Plan as provided in Article III.

2.45 Pension Plan. The words “Pension Plan” means any qualified defined benefit plan maintained by an Employer in which the Participant participates.

2.46 Plan. The word “Plan” means the Magellan 401(k) Plan, as set forth herein and hereafter amended from time to time.

2.47 Plan Year. The words “Plan Year” means a 12-consecutive month period commencing on each January 1.

2.48 Pre-Tax Account. The words “Pre-Tax Account” means a subaccount, plus income and gains credited thereto and minus all losses, expenses and distributions chargeable thereto, comprised of a Participant’s Pre-Tax Contributions under this Plan.

2.49 Pre-Tax Contributions. The words “Pre-Tax Contributions” means contributions made on behalf of a Participant under the terms of Section 4.8.

2.50 Qualified Domestic Relations Order. The words “Qualified Domestic Relations Order” has the meaning set forth in Code Section 414(p).

2.51 Rollover Contributions. The words “Rollover Contributions” means contributions made by a Participant under the terms of Section 4.13.

2.52 Rollover Contribution Account. The words “Rollover Contribution Account” means a subaccount, plus income and gains credited thereto and minus all losses, expenses and distributions chargeable thereto, comprised of: the Participant’s Rollover Contributions to this Plan.

2.53 Self-Employed Individual. The words “Self-Employed Individual” shall mean a partner who is an executive officer of the Employer and who has Earned Income for the taxable year from the trade or business for which the Plan is adopted and established; and, such definition shall also include an individual who would have had Earned Income but for the fact that the trade or business had no “net profits” for the taxable year.

2.54 Termination of Employment. The words “Termination of Employment” means ceasing to be an Employee.

2.55 Trust. The word “Trust” means the legal entity resulting from the Trust Agreement (and any amendments thereto) between the Company and the Trustee, by which Employer Contributions and Employee Contributions shall be received, held, invested and distributed to or for the benefit of the Participants and Beneficiaries.

2.56 Trust Agreement. The words “Trust Agreement” means the agreement between the Company and the Trustee, as amended from time to time.

2.57 Trust Fund. The words “Trust Fund” means all property, real or personal, received or held by the Trustee, plus all income and gains and minus all losses, expenses, and distributions chargeable thereto.

2.58 Trustee. The word “Trustee” means any corporation, national banking association with trust powers, individual or individuals who shall accept the appointment as Trustee to execute the duties of the Trustee as specifically set forth in the Trust Agreement.

2.59 Valuation Date. The words “Valuation Date” means each day of the Plan Year on which Investment Funds are valued, as determined by the Benefits Committee in its sole discretion.

2.60 Williams. The word “Williams” means The Williams Companies, Inc.

2.61 Williams Plan. The words “Williams Plan” means The Williams Investment Plus Plan.

2.62 Year(s) of Service. The words “Year(s) of Service” means a Computation Period within which an Employee completes at least 1,000 Hours of Service and includes the sum of:

(a) with respect to an individual who becomes an Employee pursuant to the purchase agreement with Williams, the Employee’s Years of Service credited under the Williams Plan as of his employment transfer date; plus

(b) each Year of Service earned after the Effective Date, provided that no Year of Service shall be earned for 2003 if the service credited under clause (a) above includes credit for a Year of Service with respect to 2003; plus

(c) any service designated as Plan service by the Benefits Committee in connection with an acquisition; plus

(d) any service with an Employer or an Affiliate as a Leased Employee, if such service would have constituted a Year of Service under the applicable provisions of this Plan, if the Leased Employee had been a common law employee of an Employer or Affiliate.

ARTICLE III.

PARTICIPATION

3.1 Entitlement to Participation. Any Employee shall be entitled to become a Participant as soon as administratively feasible following the date he becomes (or again becomes) an Eligible Employee.

3.2 Duration of Participation. An Eligible Employee who is entitled to become a Participant under Section 3.1 shall become an Active Participant as of the date he commences to make Employee Contributions (excluding Catch-up Contributions and Rollover Contributions) to this Plan in accordance with Section 4.2. By electing to make such contributions, an Employee agrees to be bound by the terms and conditions of this Plan. Participation as an Active Participant shall continue during any period in which an Eligible Employee makes Employee Contributions (excluding Catch-up Contributions and Rollover Contributions) to this Plan. A person shall continue as a Participant until the entire Accrued Benefit of such person has been distributed and/or forfeited pursuant to the terms of this Plan.

3.3 Correction for Erroneous Inclusion of Employee. If in any Plan Year, any Employee who should be omitted as a Participant is erroneously included and discovery of such inclusion is not made until after a contribution by the Employer and/or Employee has been made and allocated, any erroneous Pre-Tax Contributions, After-Tax Contributions, Catch-up Contributions, and attributable earnings thereon will be returned to the Employee as soon as practicable after the discovery of the error. Any Employer Matching Contributions, Employer Discretionary Contributions, and attributable earnings (or loss) relating to such error shall immediately become a Forfeiture.

ARTICLE IV.

EMPLOYEE CONTRIBUTIONS

4.1 Requirement of Employee Contributions. Except as required by the provisions set forth in Article XI or as provided by Section 5.2, an Eligible Employee shall not be entitled to an allocation of Employer Matching Contributions for any period of time during which, or based upon any Compensation from which, he does not make Employee Contributions (excluding Catch-up Contributions and Rollover Contributions) to this Plan. Employee Contributions may not be made-up by any person, unless permitted by the Benefits Committee.

4.2 Amount of Employee Contributions. To satisfy the requirements of Section 4.1 and to become an Active Participant, an Eligible Employee, who has satisfied the participation requirements of Section 3.1, may elect in the manner described in Section 4.4 to contribute to this Plan during each pay period by: (i) payroll salary reduction in the form of Pre-Tax Contributions any whole percentage from 1% through 30% (or such other percentage as may be established from time to time by the Benefits Committee for all Eligible Employees or such lower percentage as may be established only for Highly Compensated Employees) of his Compensation for such pay period, and (ii) by payroll deduction or such other method approved by the Benefits Committee in the form of After-Tax Contributions any whole percentage from 1% through 30% (or such other percentage as may be established from time to time by the Benefits Committee for all Eligible Employees or such lower percentage as may be established only for Highly Compensated Employees) of his Compensation for such pay period; provided, the total After-Tax Contributions when added to Pre-Tax Contributions may never exceed 30% of his Compensation for such pay period; if exceeded, the Participant’s After-Tax Contributions shall be reduced as necessary. If the limitation of Section 4.3 prevents further Pre-Tax Contributions on behalf of a Participant for a Plan Year, his election of Pre-Tax Contributions shall be treated as an election of After-Tax Contributions for the remainder of such Plan Year.

4.3 Maximum Amount of Pre-Tax Contributions. The aggregate Pre-Tax Contributions made on behalf of each Participant under the Plan for any Plan Year will not exceed:

(a) the Contribution Dollar Limit, reduced by:

(b) the sum of any of the following amounts that were contributed on behalf of the Participant for the Plan Year under a plan, contract, or arrangement other than this Plan:

(1) any employer contribution under a qualified cash or deferred arrangement (as defined in Section 401(k) of the Code) to the extent not includable in the Participant’s gross income for the taxable year under Code Section 402(e)(3) (determined without regard to Code Section 402(g));

(2) any employer contribution to the extent not includable in the Participant’s gross income for the taxable year under Code Section 402(h)(1)(B) (determined without regard to Code Section 402(g));

(3) any employer contribution to purchase an annuity contract under Section 403(b) of the Code under a salary reduction agreement (within the meaning of Code Section 3121(a)(5)(D)); and

(4) any elective employer contribution under Code Section 408(p)(2)(A)(i);

provided that no contribution described in this Subsection (b) will be taken into account for the purpose of reducing the dollar limit in Subsection (a), above, if the plan, contract, or arrangement is not maintained by the Company or an Affiliate unless the Participant has filed a notice with the Benefits Committee not later than March 15 of the next Plan Year regarding such contribution. In the event that the Pre-Tax Contributions to the Plan for any Participant exceed the limitations described above, the Benefits Committee shall return, not later than the first April 15 following the close of the taxable year, the Pre-Tax Contribution in excess of the limitations described above, together with any income allocable thereto, to the affected Participant. Any Employer Matching Contributions and income allocable thereto which are attributable to excess Pre-Tax Contributions shall be deemed a Forfeiture.

4.4 Manner of Electing. To satisfy the requirements of Section 4.1, an Eligible Employee shall provide all necessary proper instructions, voice or otherwise, required by the Trustee, in its sole discretion, to enroll in the Plan, including the authorization of the Employer, to deduct from or reduce the Employee’s Compensation through payroll deduction or payroll salary reduction by an amount equal to the product of (i) the contribution percentage selected by the Employee multiplied by (ii) the Employee’s Compensation for the applicable payroll periods. If the Benefits Committee authorizes other methods of making Employee Contributions to satisfy the requirements of Section 4.1, an Eligible Employee shall provide to the Benefits Committee or the Trustee proper instructions, voice or otherwise, authorized by the Benefits Committee for that purpose.

4.5 Change of Election. Subject to the temporary suspensions for withdrawals under Section 8.4 and the adjustment provisions of Sections 5.8 and 4.9 through 4.12, a contribution percentage selected by the Participant shall continue in effect, notwithstanding any change in his Compensation, until the earliest of the date (1) his election to change his contribution percentage is effective, or (2) he ceases to be an Eligible Employee.

4.6 Effective Date of Election. A contribution percentage election or change of such election made by an Eligible Employee shall be effective as soon as administratively feasible after proper instructions, voice or otherwise, are given by the Eligible Employee to the Trustee.

4.7 Deposit of Employee Contribution. All Employee Contributions for any payroll period shall be delivered to the Trustee as soon as practicable and shall be held for investment by the Trustee under the Trust Agreement in accordance with the Participant’s elections under Section 6.1. An After-Tax Account and a Pre-Tax Account shall be established on behalf of each Participant to record the amount of After-Tax Contributions and Pre-Tax Contributions respectively made by such Participant to the Plan. Income and gains earned on the Participant’s Employee Contribution Accounts shall be credited thereto and losses, expenses and distributions chargeable to the Participant’s Employee Contribution Accounts shall be deducted therefrom.

4.8 Pre-Tax Contributions. Subject to the limitations of Sections 4.3, 5.8 and 4.9 through 4.12, Pre-Tax Contributions for a Participant shall consist of the dollar amount of Employee Contributions for a particular year or a particular period of time that result from a Participant’s electing to have some or all of his Employer Contributions made by his Employer in the form of a pre-tax salary reduction. Each Participant may elect to have his Compensation reduced by a contribution percentage designated by him under Section 4.4 for the balance of the calendar year subsequent to such election. All such elections may be made to be effective on the date of becoming eligible for this Plan or on a later date. The contribution percentage of a Participant can be changed pursuant to Section 4.5 or 4.9.

4.9 Actual Deferral Percentage Test. The Plan will satisfy:

(a) the actual deferral percentage test set forth in Code Section 401(k)(3) and Treasury Regulation §1.401(k)-1(b), the provisions of which (and any subsequent Internal Revenue Service guidance issued thereunder) are incorporated herein by reference, each as modified by subsection (b), below. In accordance with Code Section 401(k)(3) and Treasury Regulation §1.401(k)-1(b), as modified by Subsection (b), below, the actual deferral percentage for Highly Compensated Employees for any Plan Year will not exceed the greater of:

(1) the actual deferral percentage for Non-Highly Compensated Employees for the current Plan Year multiplied by 1.25, or

(2) the lesser of (i) the actual deferral percentage for Non-Highly Compensated Employees for the current Plan Year multiplied by 2 and (ii) the actual deferral percentage for Non-Highly Compensated Employees for the current Plan Year plus 2%.

(b) In performing the actual deferral percentage test described in Subsection (a), above, the following special rules will apply:

(1) the deferral percentages of Participants who are covered by a collective bargaining agreement between employee representatives and an Employer will be disaggregated from the deferral percentages of other Participants and the provisions of this Section 4.9 will be applied separately with respect to each group.

(2) Employees who have not become eligible to become Participants will be disregarded in applying this Section 4.9.

(3) The Benefits Committee may permissively aggregate the Plan with other plans to the extent permitted under Treasury Regulation §1.401(k)-1; and

(4) The Benefits Committee may permissively disaggregate the deferral percentages of Participants under the age of 21 or with less than one Year of Service and apply the provisions of this Section separately with respect to such Participants and the remaining Participants as permitted under applicable Treasury Regulations.

(c) In the event the actual deferral percentage test for a Plan Year is not satisfied, (1) the Employers may make qualified nonelective Employer Salary Deferral Contributions allocated to Participants who are Nonhighly Compensated Employees included in such tests beginning with the lowest paid Participant in an amount equal to the lesser of (a) the maximum amount contributable under the Plan or (b) the amount necessary to satisfy the actual deferral percentage test, and then to the next lowest paid Participant with the contribution repeating until the Employer Salary Deferral Contribution is fully allocated, (2) the Benefits Committee may distribute the Excess Elective Contributions of Highly Compensated Employees in accordance with Section 4.11, or (3) a combination of the foregoing remedies may be applied in order that one of the foregoing tests is met for such Plan Year in accordance with the requirements of Code Section 401(k) and regulations promulgated thereunder. In all events, one of the foregoing tests shall be met with respect to each Plan Year.

In the event that the Benefits Committee, at its sole discretion, estimates that the Pre-Tax Contributions which will be made to the Plan with respect to a Plan Year will not satisfy any of the tests set forth above, the Benefits Committee may reduce or adjust, at any time or times before the close of the Plan Year, the maximum percentage of Compensation that all Highly Compensated Employees shall be permitted to elect to contribute as Pre-Tax Contributions for the remainder of the Plan Year to meet one of the tests set forth above.

4.10 Actual Contribution Percentage Test. The Plan will satisfy:

(a) the actual contribution percentage test set forth in Code Section 401(m)(2) and Treasury Regulation §1.401(m)-1(b), the provisions of which (and any subsequent Internal Revenue Service guidance issued thereunder) are incorporated herein by reference, each as modified by Subsection (b) below. In accordance with Code Section 401(m)(2) and Treasury Regulation §1.401(m)-1(b), as modified by Subsection (b) below, the actual contribution percentage for Highly Compensated Employees for any Plan Year will not exceed the greater of:

(1) the actual contribution percentage for Non-Highly Compensated Employees for the current Plan Year multiplied by 1.25, or

(2) the lesser of (i) the actual contribution percentage for Non-Highly Compensated Employees for the current Plan Year multiplied by 2 and (ii) the actual contribution percentage for Non-Highly Compensated Employees for the current Plan Year plus 2%.

(b) In performing the actual contribution percentage test described in Subsection (a), above, the following special rules will apply:

(1) the limit imposed by the actual contribution percentage test will apply only to Highly Compensated Employees and Non-Highly Compensated Employees who are not covered by a collective bargaining agreement between employee representatives and an Employer;

(2) Employees who have not become eligible to become Participants will be disregarded in applying this Section 4.10.

(3) The Administrator may permissively aggregate the Plan with other plans to the extent permitted under Treasury Regulation §1.401(m)-1.

(4) The Benefits Committee may permissively disaggregate the deferral percentages of Participants under the age of 21 or with less than one Year of Service and apply the provisions of this section separately with respect to such Participants and the remaining Participants as permitted under applicable Treasury Regulations.

(5) Notwithstanding anything in the Plan to the contrary, the multiple use test described in Treas. Reg. § 1.401(m)-2 shall not apply.

(c) In the event the actual contribution percentage test for a Plan Year is not satisfied, (1) the Employers may make qualified nonelective Employer Salary Deferral Contributions allocated to Participants who are those Nonhighly Compensated Employees included in such tests beginning with the lowest paid Participant in an amount equal to the lesser of (a) the maximum amount contributable under the Plan or (b) the amount necessary to satisfy the actual contribution percentage test, and then to the next lowest paid Participant with the contribution repeating until the Employer Salary Deferral Contribution is fully allocated,, (2) the Benefits Committee may distribute Excess Aggregate Contributions in accordance with Section 4.12, or (3) a combination of the foregoing remedies may be applied in order that one of the foregoing tests is met for such Plan Year in accordance with the requirements of Code Section 401(m) and regulations promulgated thereunder. In all events, foregoing tests set forth above shall be met with respect to each Plan Year.

In the event that the Benefits Committee, at its sole discretion, estimates that the Employer Matching Contributions and After-Tax Contributions made to the Plan with respect to a Plan Year will not satisfy any of the tests set forth above, the Benefits Committee may reduce or adjust at any time or times before the close of the Plan Year the maximum percentage of Compensation that all Highly Compensated Employees shall be permitted to receive as Employer Matching Contributions or After-Tax Contributions for the remainder of the Plan Year in order to attempt to meet one of the tests set forth above.

4.11 Excess Elective Contributions.

(a) If one of the tests described in Section 4.9 is not satisfied after taking into account any Employee Salary Deferral Contributions, if any, made or to be made (before the end of the next following Plan Year), as described in Section 4.9 with respect to a Plan Year, the Benefits Committee shall determine the excess Pre-Tax Contributions (“Excess Elective Contributions”) of each Highly Compensated Employee for such Plan Year by applying the method described in applicable regulations.

(b) The Benefits Committee may adjust the contributions of each affected Highly Compensated Employee by causing Excess Elective Contributions to be (i) recharacterized as Catch-up Contributions pursuant to the provisions of Section 4.15(b) to the maximum extent possible, and (ii) distributed to the extent of any Excess Elective Contributions remaining after such recharacterization. Employer Matching Contributions and income allocable thereto which are attributable to Excess Elective Contributions which have been recharacterized as Catch-up Contributions shall be deemed a Forfeiture. Such distributions shall be distributed to such Highly Compensated Employees in accordance with the provisions of Code Section 401(k)(8)(C) on the basis of the contribution amounts by, or on behalf of, each such person taken into account in determining such person’s actual deferral percentage. Any such distribution shall be completed no later than the first March 15 following the end of such Plan Year, if the Benefits Committee desires to avoid the penalty tax under Code Section 4979, but in no event later than the end of the first twelve-month period following the end of such Plan Year. The amount of Excess Elective Contributions to be distributed shall be reduced by any excess deferrals previously distributed with respect to the Plan Year in accordance with Section 4.3. Income allocable to distributed Excess Elective Contributions with respect to a Plan Year shall be distributed therewith and shall include income for such Plan Year but not for the gap period between the end of such Plan Year and the date of distribution of such Excess Elective Contributions. In addition, any Employer Matching Contributions and income allocable thereto which are attributable to Excess Elective Contributions shall be deemed a Forfeiture.

4.12 Excess Aggregate Contributions.

(a) If one of the tests described in Section 4.10 is not satisfied after taking into account any supplemental contributions allocated or to be allocated (before the end of the next following Plan Year) as described in Section 4.10(d) with respect to a Plan Year, the Benefits Committee shall determine the aggregate excess Employer Matching Contributions, After-Tax Contributions, and, if applicable, Pre-Tax Contributions and/or Employer Salary Deferral Contributions (“Excess Aggregate Contributions”) of each Highly Compensated Employee for such Plan Year by applying the method described in applicable regulations.

(b) The Benefits Committee shall cause distribution of Excess Aggregate Contributions and income allocable thereto in accordance with Treasury Regulations Sections 1.401(m)-1(e)(3), (4) and (6) to each affected Highly Compensated Employee no later than the first March 15 following the end of such Plan Year, if the Benefits Committee desires to avoid the penalty tax under Code Section 4979, but in no event later than the end of the first twelve-month period following the end of such Plan Year. Such distributions shall be distributed to such Highly Compensated Employees in accordance with the provisions of Code Section 401(m)(6)(C) on the basis of the contribution amounts by, or on behalf of, each such person taken into account in determining such person’s contribution percentage. Income allocable to Excess Aggregate Contributions with respect to a Plan Year shall be distributed therewith and shall include income for such Plan Year but not for the gap period between the end of such Plan Year and the date of distribution of such Excess Aggregate Contributions. Excess Aggregate Contributions shall be distributed by contribution amounts in the following order to the extent necessary to distribute a Participant’s Excess Aggregate Contributions for a Plan Year: (i) unmatched After-Tax Contributions; (ii) unmatched Pre-Tax Contributions, if included in Excess Aggregate Contributions; (iii) matched After-Tax Contributions and Employer Matching Contributions in equal amounts; and (iv) if included in Excess Aggregate Contributions, matched Pre-Tax Contributions and Employer Matching Contributions in equal amounts. In the event the Participant’s Employer Matching Contribution Account is not fully-vested, any distribution of Employer Matching Contributions shall be accounted for by actual distribution of a portion of the total amount of such contribution included in Excess Aggregate Contributions determined by the Participant’s vested percentage at the end of such Plan Year and treating the balance of such contributions as a Forfeiture for such Plan Year as if on account of a distribution pursuant to Section 8.3.

4.13 Requirements for Rollover Contributions. An Eligible Employee may make a Rollover Contribution to the Plan only in accordance with the provisions of this Section 4.13, and all such contributions shall be in the form of cash and may include Plan loans, if the rollover of such loans are permitted by the Benefits Committee in connection with an acquisition of stock or assets by an Employer. The Plan will accept a direct rollover of an eligible rollover distribution from a qualified plan described in Section 401(a) or 403(a) of the Code, including after-tax employee contributions. In addition, the Plan will accept a Participant contribution of an eligible rollover distribution from a qualified plan described in section 401(a) or 403(a) of the Code. The Plan will also accept a Participant rollover contribution of the portion of a distribution from an individual retirement account described in Section 408(a) of the Code that is eligible to be rolled over and would otherwise be includible in gross income. The Plan will also accept a rollover of a loan pursuant to the provisions of Section 12.2 herein if the loan rollover is made in connection with the purchase of the stock or assets of another entity by the Employer. The Benefits Committee shall determine in its discretion whether or not a loan rollover is in connection with the purchase of the stock or assets of another entity by the Employer provided that such determination shall be made in a reasonable and nondiscriminatory manner.

The Benefits Committee, in its discretion, shall determine in every instance whether the foregoing criteria have been met prior to acceptance of any such contribution. The Benefits Committee may request of the Eligible Employee any documents or evidence it deems necessary and may seek the advice of counsel to assist it in making such a determination. Rollover Contributions shall be paid to the Trustee in cash or such other form of payment as may be approved by the Benefits Committee in its discretion. An indirect Rollover Contribution shall be delivered to the Trustee as soon as practicable, but in no event later than 60 days after the amount thereof was received by the Eligible Employee. The Trustee shall invest such cash portion of the Rollover Contribution in accordance with the proper written instructions provided to the Trustee on the appropriate form as directed by the Eligible Employee. In general, an Eligible Employee shall be deemed to be a Participant with respect to his Rollover Contribution only to the extent necessary as determined by the Benefits Committee, prior to having become a Participant for all purposes in accordance with Section 3.1. In this regard, such Eligible Employee shall be permitted to make a loan under Article XII. The Benefits Committee or its delegate shall establish a Rollover Contribution Account to record the amount of the Rollover Contribution. The Rollover Contribution Account shall be fully vested at all times.

4.14 Catch-up Contributions. An Active Participant who (i) has attained, or will during the Plan Year attain, age 50 years and (ii) whose Pre-Tax Contributions for the Plan Year are expected either (a) to be less than the maximum contribution permitted by Code Section 402(g) due to the percentage limitation in Section 4.2 or (b) to equal the lesser of the (1) Section 4.2 percentage limitation or (2) dollar limitation of Code Section 402(g) may elect, in accordance with procedures established by the Benefits Committee, to reduce his Compensation for each pay period for which his election is in effect, and to have the amounts by which his Compensation is so reduced contributed on his behalf by his Employer as Catch-up Contributions under the Plan, as described in Code Section 414(v). The Catch-up Contributions made on behalf of an Active Participant shall be credited to his Catch-up Contribution Account.

All elections with respect to Catch-up Contributions shall be in such manner as provided by the Benefits Committee. Subject to the suspension described below and for withdrawals under

Section 8.4 and to the recharacterization provisions of Section 4.15, a contribution percentage election selected by an eligible Participant shall continue in effect, notwithstanding any change in his Compensation, until the earlier of the date (1) his election to change his contribution percentage is effective, or (2) he ceases to be an Eligible Employee. In the event a Participant’s Catch-up Contributions in any Plan Year equal the applicable limitation under Code section 414(v) during such Plan Year, Catch-up Contributions on behalf of such Participant shall be suspended for the remainder of such Plan Year, but shall resume unchanged in the next following Plan Year.

4.15 Recharacterizations.

(a) Catch-up Contributions. In the event a Participant’s Pre-Tax Contributions for a Plan Year do not equal the maximum Pre-Tax Contributions that may be made under the Plan that Plan Year for any reason, his Catch-up Contributions for such Plan Year shall be recharacterized as Pre-Tax Contributions for all purposes to the extent necessary to increase his Pre-Tax Contributions to equal such maximum for such Plan Year.

(b) Excess Pre-Tax Contributions. In the event a Participant who is eligible to elect Catch-up Contributions is determined by the Benefits Committee to have “Excess Elective Contributions” for a Plan Year, then before causing a distribution of such Participant’s “Excess Elective Contributions,” the Benefits Committee may cause such Participant’s Pre-Tax Contributions to be recharacterized as Catch-up Contributions to the extent necessary to either (i) exhaust his “Excess Elective Contributions,” and/or (ii) increase his Catch-up Contributions to the applicable limit under Code Section 414(v) for the Plan Year.

ARTICLE V.

EMPLOYER CONTRIBUTIONS AND ALLOCATIONS

5.1 Employer Matching Contributions. Subject to Section 5.8, each Employer shall contribute each pay period for Active Participants who are Employees of such Employer an amount in cash equal to the aggregate of the Employee Contributions other than Catch-up Contributions and Rollover Contributions, as hereinafter limited, made to this Plan by or on behalf of each such Employee during the applicable pay period; provided, however, Employer Matching Contributions shall be limited to 6% of the Participant’s Compensation for the applicable pay period.

Employer Matching Contributions determined under the preceding sentence shall be reduced by the amounts provided by Section 5.8(c) and by Forfeitures, as determined in accordance with Section 5.7 hereof. In no event shall an Employer contribute an amount for any Plan Year which will be greater than the maximum amount deductible from income by the Employer under the provisions of the Code for the Employer’s taxable year which ends with or within such Plan Year.

5.2 Employer Discretionary Contributions. Subject to Section 5.8, each Employer will contribute in cash such amounts, if any, the Board of Managers, in its sole discretion, may authorize and direct to be paid.

5.3 Employer Salary Deferral Contributions. Subject to Section 5.8, each Employer will contribute in cash such amounts, if any, the Board of Managers, in its sole discretion, may authorize and direct to be paid as a discretionary Employer Salary Deferral Contribution. Any such contribution shall be in such amount as to provide an allocation to the Employer Salary Deferral Account of each “Eligible Participant” in the same dollar amount. For purposes of this Section 5.3, “Eligible Participant” means a Participant designated as such by the Company pursuant to authority granted by the Board of Managers at the time a discretionary Employer Salary Deferral Contribution is authorized and directed. For any Plan Year, Eligible Participant means, as designated by the Company, either (a) a Participant as of the last day of such Plan Year, (b) a Participant who (i) as of the first and last day of such Plan Year is not an officer of any Employer or Affiliate, (ii) was an Eligible Employee or on an Authorized Leave of Absence with pay as of the first day of such Plan Year, and (iii) as of the last day of such Plan Year, is (A) an Eligible Employee in the active employ of an Employer, (B) an Eligible Employee on an Authorized Leave of Absence with pay, or (C) a former Eligible Employee having incurred a Termination of Employment during such Plan Year on account of death, Disability or retirement after becoming eligible to begin to receive early retirement benefits under the Pension Plan in which he participated. In all events, the group of Eligible Participants with respect to each discretionary Employer Salary Deferral Contribution shall meet the applicable nondiscrimination requirements of Code Section 401(a)(4) and the regulations promulgated thereunder.

5.4 Deposit and Investment of Employer Matching Contributions. All Employer Matching Contributions made to this Plan on behalf of Active Participants shall be delivered to the Trustee in the form of cash and allocated to the Employer Matching Contribution Accounts of the Active Participants as soon as practicable. All cash contributions delivered to the Trustee shall be invested by the Trustee in the same manner as the Participant’s “matched” employee contributions.

5.5 Allocation of Employer Discretionary Contributions. As of the last day of each Plan Year, the amount of the Employer Discretionary Contributions authorized for such year, if any, shall be allocated to those Participants entitled to the same. A Participant who retires, dies or terminates employment due to Disability during such Plan Year shall share in such allocation on the basis of the Compensation he earns during such year prior to his retirement, Disability or death. All other Participants will share in the allocation only if they are in the active employ of the Employer or on an Authorized Leave of Absence on the last day of the Plan Year. Such allocation of Employer Discretionary Contributions shall be made according to the ratio that each such eligible Participant’s Compensation, bears to the total Compensation, paid to all eligible Participants during the Plan Year.

5.6 Determination and Amount of Employer Contributions. The Board of Managers shall determine the amount of any contribution to be made by each Employer hereunder. Such determination shall be binding on all Participants, the Trustee and the Employer. Under no circumstances shall any Participant or Beneficiary have any right to examine the books and records of any Employer.

5.7 Application of Forfeitures. All Forfeitures that are not applied in accordance with Sections 7.8, 8.3(d), or 8.11 or used to pay expenses of this Plan at the direction of the Benefits Committee shall be applied to reduce Employer Contributions otherwise required or authorized under the Plan.

5.8 Maximum Contributions.

(a) In addition to any other limitation set forth in the Plan and notwithstanding any other provision of the Plan, in no event will the annual additions allocated to a Participant’s Account under the Plan, together with the aggregate annual additions allocated to the Participant’s accounts under all other defined contribution plans required to be aggregated with the Plan under the provisions of Section 415 of the Code, exceed the maximum amount permitted under Section 415 of the Code, the provisions of which are incorporated herein by reference.

(b) If the limitations imposed by this Section 5.8 apply to a Participant who is entitled to annual additions or benefits under one or more tax-qualified plans with which the Plan is aggregated for purposes of Section 415 of the Code, the annual additions and benefits under such other plan or plans will be reduced first to the extent necessary, to prevent the Participant’s benefits and/or annual additions from exceeding the limitations imposed by this Section.

(c) Application of Limitations. If the Annual Additions for a Participant for any Plan Year exceed the limitation in Subsection (a) above, such excess (the “Annual Excess”) shall not be allocated to such Participant’s accounts but shall be treated in the following manner:

(1) After-Tax Contributions allocable to such Participant which have not been matched by Employer Matching Contributions and any earnings attributable thereto shall be reduced to the extent necessary to reduce the Annual Excess to zero;

(2) If an Annual Excess remains, Pre-Tax Contributions allocable to such Participant which have not been matched by Employer Matching Contributions and any earnings attributable thereto shall be reduced to the extent necessary to reduce the Annual Excess to zero;

(3) If an Annual Excess remains, matched After-Tax Contributions and Employer Matching Contributions allocable to such Participant, together with any earnings attributable thereto, shall be reduced in equal amounts to the extent necessary to reduce the Annual Excess to zero; provided, however, a Participant may elect, with the consent of the Benefits Committee, to have the reduction hereunder apply first to Employer Matching Contributions and then to After-Tax Contributions;

(4) If an Annual Excess remains, Pre-Tax Contributions and Employer Matching Contributions allocable to such Participant, together with any earnings attributable thereto, shall be reduced in equal amounts to the extent necessary to reduce the Annual Excess to zero; provided, however, a Participant may elect, with the consent of the Benefits Committee, to have the reduction hereunder apply first to Employer Matching Contributions and then to Pre-Tax Contributions;

(5) If Annual Excess remains, Employer Non-matching Contributions allocable to such Participant shall be reduced or suspended to the extent necessary to reduce the Annual Excess to zero;

(6) If Annual Excess remains, Employer Salary Deferral Contributions and any earnings attributable hereto shall be reduced or suspended to the extent necessary to reduce the Annual Excess to zero;

(7) Any reduction in a Participant’s allocations of After-Tax Contributions and any earnings attributable thereto under Sections 5.8(c)(1) and (3) shall be either refunded to the Participant or suspended, as determined by the Benefits Committee in its discretion, and if suspended, utilized to reduce future After-Tax Contributions on behalf of such Participant for succeeding Plan Years;

(8) Any reduction in a Participant’s allocations of Pre-Tax Contributions and any earnings attributable thereto under Sections 5.8(c)(2) and (4) shall be suspended and utilized to reduce future Pre-Tax Contributions on behalf of such Participant for succeeding Plan Years;

(9) Any reduction in a Participant’s allocations of Employer Matching Contributions, Employer Non-Matching Contributions and any earnings attributable thereto under Sections 5.8(c)(3), (4), and (5) and in the Participant’s Employer Salary Deferral Contributions and any earnings attributable thereto under Section 5.8(c)(6) shall be separately suspended and utilized to reduce future Employer Matching Contributions, Employer Non-Matching Contributions and Employer Salary Deferral Contributions, respectively, on behalf of the Participant for succeeding Plan Years;

(10) In the event any amount attributable to Employer Contributions suspended under Section 5.8(c)(9) remains unallocated to such Participant’s Employer

Contribution Account during a Plan Year following the Plan Year in which such Participant ceases to be a Participant, such amount shall be applied to reduce Employer Contributions and Employer Salary Deferral Contributions, respectively, for all Participants for such Plan Year and succeeding Plan Years, as necessary to reduce such amount to zero;

(11) Any suspended amounts attributable to Employee Contributions remaining as of such Participant’s Termination of Employment shall be returned to such Participant; and

(12) Any suspended amounts attributable to Employer Contributions remaining upon Plan termination shall be returned to the Employers and any suspended amounts attributable to Employee Contributions remaining upon Plan termination shall be returned to such Participant.

ARTICLE VI.

INVESTMENT PROVISIONS

6.1 Investment of Future Employee Contributions.

(a) Amount of Investment Election. An Active Participant may direct the Trustee, by submission of proper instructions, voice or otherwise, in such form as the Trustee, in its discretion, may require from time to time, to invest his future Employee Contributions in one or more of the Plan’s Investment Funds. All such Employee Contributions and loan payments will be invested in the default fund provided in Appendix I unless the Active Participant designates the Investment Funds in which such contributions and loan payments are to be invested. If an Active Participant elects to invest his Employee Contributions in more than one Investment Fund, he must designate the percentage in whole multiples of 1%.

(b) Effective Date of Investment Election. An investment election hereunder (or a change of such election) with respect to future Employee Contributions and loan payments shall be effective as soon as administratively practicable after a Participant provides the proper instructions, voice or otherwise, required by the Trustee, in its discretion, provided such instructions are received by the Trustee no later than the date on which the Trustee receives the Employee Contributions or loan payments to be invested.

(c) Change of Investment Election. The investment election of a Participant shall continue in effect, notwithstanding any change in his Compensation, his contribution percentage or his status as an Active Participant, until the date a change of his investment election is effective.

6.2 Investment of Employee Contribution Account and Employer Contribution Account.

(a) Investment Transfers.

(1) Amount of Conversion Election. A Participant may direct the Trustee, by providing the Trustee with the proper instructions, voice or otherwise, required by the Trustee in its discretion, with respect to the investment of that portion of his Employee Contribution Account and Employer Contribution Account which is invested in one or more of the Investment Funds into one or more of the Plan’s other Investment Funds. If a Participant elects to invest such portion of his Employee Contribution Account and his Employer Contribution Account in more than one Investment Fund, he must designate in his proper instructions, voice or otherwise, either (i) the percentage in whole multiples of 1%, or (ii) the dollar amount in whole multiples of one dollar.

(2) Effective Date of Conversion Election. A conversion election transaction shall be effective as soon as practicable following the date on which a Participant provides the proper instructions, voice or otherwise, required by the Trustee, in its discretion.

ARTICLE VII.

TRUST AGREEMENT AND TRUSTEE

7.1 Funding Instrument. The Company, at the direction of the Benefits Committee, may enter into one or more Trust Agreements to provide for the holding, investment and payment of Plan assets, or direct by execution of an Insurance Contract, that all or a specified portion of the Plan’s assets be held, invested and paid under such contract. The Trust Agreement, as from time to time amended, shall continue in force and shall be deemed to form a part of the Plan, and any and all rights or benefits which may accrue to any person under this Plan shall be subject to all the terms and provisions of the Trust Agreement.

7.2 Selection of Trustee. The Benefits Committee shall select, remove or replace a Trustee in accordance with the Trust Agreement. The subsequent resignation or removal of a Trustee and the appointment of a successor Trustee and the approval of its accounts shall all be accomplished in the manner provided in the Trust Agreement.

7.3 Trustee’s Duties. The powers, duties and responsibilities of a Trustee shall be as stated in the Trust Agreement. All contributions shall be paid into the Trust, and all benefits payable under this Plan shall be paid from the Trust.

7.4 Trust Expenses. Expenses of administering this Plan, including the fees and expenses of the Trustee, the Benefits Committee, and the Investment Managers, shall be paid from the Trust under the Plan in accordance with directions from the Benefits Committee unless such expenses are paid by an Employer. Brokerage fees, transfer taxes and other expenses incident to the purchase or sale of securities by the Trustee shall be deemed to be part of the cost of such securities, or deducted in computing the proceeds therefrom, as the case may be. Taxes, if any, on any assets held or income received by the Trustee shall be charged appropriately against the accounts of Participants as the Benefits Committee shall determine. Expenses related to a determination whether a domestic relations order meets the definition of a Qualified Domestic Relations Order may be charged appropriately against the Accounts of the Participant for whom the Qualified Domestic Relations Order is intended. Such expenses may be allocated to the Participant’s Accounts prior to division of the Accounts pursuant to the Order.

7.5 Trust Entity. The Trust under this Plan from its inception shall be a separate entity aside and apart from Employers or their assets. The Trust, and the corpus and income thereof, shall in no event and in no manner whatsoever be subject to the rights or claims of any creditor except with respect to the provisions of Section 7.13.

7.6 Accrued Benefit. An Employer Contribution Account, an Employee Contribution Account and such other accounts as are necessary under the Plan shall be established and maintained, as appropriate, for each Participant to record the value of his interest in the Trust Fund in accordance with Section 7.7. Adjustments to a Participant’s Accrued Benefit provided for by this Plan may be made, at the discretion of the Benefits Committee, on the relevant Valuation Date regardless of the date of actual entry or receipt by the Trustee of Employer Contributions or Employee Contributions or the actual date of payment of benefits under this Plan.

7.7 Trust Income. As of each Valuation Date the net income and gains or losses of each Investment Fund shall be credited or charged to each Participant’s Employee Contribution Account and Employer Contribution Account and to any other account maintained in such Investment Fund by the Trustee in accordance with the “unit,” “share,” or “cash” method of accounting consistently followed and uniformly applied.

7.8 Correction of Error. In the event of an error in the adjustment of a Participant’s Accrued Benefit, the Benefits Committee, in its sole discretion, may correct such error by crediting or charging the adjustment required to make such correction to or against Forfeitures which occur in the Plan Year in which the correction is made.

7.9 Investment Options. The Trust Fund shall consist of the Investment Funds set forth on Appendix I, as amended from time to time.

7.10 Right of Employers to Trust Assets. Subject to the provisions of Section 5.7, the Employers shall have no right or claim of any nature in or to the Trust Fund, except the right to require the Trustee to hold, use, apply, and pay such assets in its possession in accordance with this Plan for the exclusive benefit of the Participants or their Beneficiaries and for defraying the reasonable expenses of administering this Plan and Trust; provided, that:

(a) if, and to the extent that, a deduction for an Employer Contribution under Code Section 404 is disallowed, Employer Contributions conditioned upon deductibility shall be returned to the appropriate Employer within one year after the disallowance of the deduction; and

(b) if, and to the extent that, an Employer Contribution is made through mistake of fact, such Employer Contribution shall be returned to the appropriate Employer within one year of the payment of the contribution.

(c) All Employer Contributions made hereunder are conditioned upon a deduction being allowed for such contributions under Code Section 404. The return of a Contribution to an Employer under Subsections (b) or (c) above must comply with each of the following requirements:

(1) The amount of such Employer Contribution which may be so returned shall not be greater than the excess of (i) the amount contributed over (ii) the amount that would have been contributed had there been no mistake in determining the deduction or had there been no mistake of fact, as the case may be;

(2) The amount of such Employer Contribution which may be so returned shall not be increased by earnings attributable to the investment or reinvestment of such Employer Contribution in the Trust, but shall be reduced by losses attributable to the investment or reinvestment of such Employer Contribution in the Trust; and

(3) The return of such Employer Contribution shall not reduce the balance of the Employer Contribution Account of any Participant to less than the balance which would have been credited to such Employer Contribution Account, if the returned Employer Contribution had never been contributed.

7.11 Establishment and Deletion of Investment Funds. The Benefits Committee, in its discretion, may from time to time direct the Trustee to delete an Investment Fund, “freeze” an Investment Fund or establish a new Investment Fund in the Plan.

7.12 Self-directed Brokerage Fund. Each Participant shall be permitted to establish a self-directed account by completing the necessary forms provided by a brokerage firm selected by the Benefits Committee. After establishing his self-directed account, a Participant shall be permitted to transfer all or part of his Employee Contribution Account and his Employer Contribution Account to and from his self-directed account by providing the proper instructions, voice or otherwise, required by the Trustee, in its discretion. A Participant shall be permitted to transfer funds to and from his self-directed account on a daily basis by providing proper instructions, voice or otherwise, to the Trustee provided all such transfers are limited to the current cash balances in the Participant’s Accounts.

All funds in the self-directed account will be valued daily and each Participant maintaining a self-directed account shall be charged a quarterly fee established by the Benefits Committee which is no more than the quarterly fee charged by the Trustee for each self-directed account. In addition, each Participant who purchases investments in his self-directed account shall be responsible for all brokerage commissions and other expenses associated with his investments.

No Participant shall be able to withdraw or borrow any monies under Section 8.4 and Section 12.2 of the Plan directly from a self-directed brokerage account. To receive a withdrawal of monies held in a self-directed brokerage account, the Participant must first transfer such monies to the money market fund or its equivalent under Trust.

The investments permitted under this Section 7.12 shall include: (a) stocks, common or preferred, which are traded over the New York, American or NASDAQ exchanges; (b) open-end or closed-end mutual funds managed by an investment company registered under the Investment Company Act of 1940; and (c) bonds, debentures, and any other fixed-income securities, including, but not limited to, certificates of deposit and collateralized mortgage obligations. Notwithstanding the foregoing, the following investments are specifically prohibited: (a) options of any nature, whether or not covered; (b) limited partnerships, general partnerships and master limited partnerships (including Magellan Midstream Partners L.P. units); (c) real estate investment trusts; (d) real estate; (e) art; (f) stamps and coins; (g) any investment which may produce unrelated business income to the Trust; (h) precious metals; (i) tax exempt securities (including mutual funds, municipal bonds and unit investment trusts); (j) currencies; (k) currency options; (l) currency warrants; (m) interest rate options; (n) financial futures; (o) convertible adjustable preferred stock; (p) any securities or securities options issued by the Company or an Affiliate; (q) mutual funds that the Trustee does not have dealer agreements with; (r) any investment vehicle not readily tradable; and (s) any other investment which is prohibited, from time to time, by the Benefits Committee.

ARTICLE VIII.

BENEFITS

8.1 Payment of Accrued Benefit on or after Normal Retirement Date or Total and Permanent Disability.

(a) Retirement. The following provisions only shall apply to a Participant whose Termination of Employment occurs on or after the earlier of age 65 or the date he becomes eligible to begin to receive early retirement benefits under a Pension Plan in which he participates, and whose Termination of Employment does not occur by reason of death or Disability. Under such circumstances, the Participant’s Accrued Benefit shall be fully 100% vested, and the Trustee shall distribute to the Participant his Accrued Benefit in the form of a lump sum payment. Subject to the limitations set forth in this paragraph and the additional limitations set forth in Section 8.8, such distribution shall be made as soon as practicable after such Termination of Employment. Such distribution shall not in any event be made prior to the Participant’s Termination of Employment and such distribution shall not be made without the Participant’s consent, if the Participant’s vested Accrued Benefit exceeds $5,000 and the Participant has not attained the age of 70 1/2 as of the date of the distribution. Such consent may be given at any time after such Termination of Employment. A Participant who fails to consent to a distribution under this Section 8.1(a) within 120 days of his Termination of Employment shall be required to pay both the applicable fees under Section 7.13 and an annual fee as determined by the Benefits Committee toward his share of administrative, trustee, recordkeeping and other fees associated with maintenance of his Accrued Benefit in the Plan. A Participant who is eligible to receive a distribution under this Subsection 8.1(a) may, at any time prior to receiving such distribution, request a withdrawal of benefits pursuant to Subsection 8.4(c). If a Participant fails to timely elect a distribution of his Accrued Benefit, his Accrued Benefit will be distributed in the form of a lump sum payment, no later than April 1 of the year following the year in which such Participant attains the age of 70 1/2.

(b) Disability. Upon the Termination of Employment of a Participant by reason of Disability, the Participant’s Accrued Benefit shall become fully 100% vested, and the Trustee shall distribute to the Participant his Accrued Benefit in the form of a lump sum payment. Subject to the limitations set forth in this paragraph and the additional limitations set forth in Section 8.8 hereof, such distribution shall be made or begin as soon as administratively practical after such Termination of Employment. Such distribution shall not in any event be made prior to the Participant’s Termination of Employment and such distribution shall not be made without the Participant’s consent, if the Participant’s Accrued Benefit exceeds $5,000 and the Participant has not attained age 70 1/2 as of the date of the distribution. Such consent may be given at any time after such Termination of Employment. A Participant who fails to consent to a distribution under this Section 8.1(b) within 120 days of his Termination of Employment shall be required to pay both the applicable fees under Section 7.13 and an annual fee as determined by the Benefits Committee toward his share of administrative, trustee, recordkeeping and other fees associated with maintenance of his Accrued Benefit in the Plan.

8.2 Payment of Accrued Benefit on Death. The provisions of this Section 8.2 shall apply if a Participant dies:

(a) If the Termination of Employment of a Participant is caused by death, the Participant’s Accrued Benefit shall become fully 100% vested.

(b) If the Participant is married, the Participant’s Beneficiary must be the Participant’s spouse at his death, unless such spouse, on a form provided by the Benefits Committee, consents to the Participant naming another Beneficiary or Beneficiaries, and such spouse’s consent acknowledges the effect of such consent and is witnessed by a Plan representative or notary public. In the event that the Participant’s spouse has consented on a form as herein provided, the Participant may change such designation of Beneficiary from time to time only after again obtaining spousal consent and filing a new Beneficiary designation form with the Benefits Committee. If the Participant is not married, the Participant may change his designation of Beneficiary from time to time by filing a new Beneficiary designation form with the Benefits Committee. In all events, no designation of Beneficiary or change of Beneficiary shall be effective until filed with the Benefits Committee.

(c) Upon the entry of a decree of divorce respecting a married Participant and his or her spouse, any designation of such spouse as Beneficiary of such Participant shall be revoked automatically and become ineffective on and after the date the decree is entered, unless otherwise provided in a Qualified Domestic Relations Order. The automatic revocation of such Beneficiary designation shall cause the Participant’s Accrued Benefit to be distributed under the provisions of the Plan as if such spouse had predeceased the Participant. However, a Participant may designate a former spouse as a Beneficiary under the Plan, provided a properly completed Beneficiary designation form is filed with the Benefits Committee subsequent to entry of a decree of divorce respecting the Participant and such former spouse.

(d) Subject to the provisions of Subsection (c), above, if a Participant shall fail to file a valid Beneficiary designation form, or if all designated Beneficiaries shall have predeceased the Participant, the Benefits Committee shall direct the Trustee to distribute such Participant’s Accrued Benefit to his estate, unless the Participant is survived by a spouse, in which event such distribution shall be made to the surviving spouse.

(e) Any payment under this Section 8.2 shall be made or begin as soon as practicable after the death of the Participant and shall be paid in a lump sum. In all events payment of a Participant’s entire Accrued Benefit to a Beneficiary shall be completed within five years of the date of death of the Participant and shall be paid in a lump sum. In this regard, the Participant’s designated beneficiaries may elect to defer payment of a lump sum payment to a valuation date within five years of a Participant’s death.

8.3 Payment of Accrued Benefits Upon Termination of Employment; Vesting.

(a) Vested Percentage. The nonforfeitable portion of the Accrued Benefit of a Participant is the sum of (i) all of the Participant’s Accounts, other than his Employer Matching Contributions Account and Employer Discretionary Contribution Account, plus (ii) a percentage of the Participant’s Employer Matching Contribution Account and Employer Discretionary Contribution Account determined in accordance with the following vesting schedule:

Years of Service	Nonforfeitable Percentage
Less than 1	0%
At least 1 but less than 2	20%
At least 2 but less than 3	40%
At least 3 but less than 4	60%
At least 4 but less than 5	80%
5 or more	100%

Notwithstanding the foregoing vesting schedule, if (i) a Participant’s Termination of Employment occurs because of a formal reduction-in-force or job elimination designated as such in an authorized writing or if a Participant is laid off without being granted by an Employer a conditional right to be reemployed, or (ii) the Participant’s employment was transferred from Williams to the Company effective January 1, 2004, such Participant shall become 100% vested immediately in this Plan.

(b) At any relevant time, a Participant’s vested interest in his Employer Matching Contribution Account and Employer Discretionary Contribution Account shall not be less than “X,” where

“X” equals P(AB + D) - D; and

“P” equals the vested percentage at the relevant time;

“AB” equals the balance of the Employer Matching Contribution Account and Employer Discretionary Contribution Account at the relevant time; and

“D” equals the amount of any withdrawal or distribution.

(c) Special Distributions Provisions. The following provisions other than Subsection (i) only shall apply if a Participant incurs a Termination of Employment on account of an event other than death, Disability, or retirement on or after attaining age 65 or after the date he becomes eligible to begin to receive early retirement benefits under a Pension Plan in which he participates:

(i) Cash-out. If on or at any time after a Termination of Employment the vested Accrued Benefit of such Participant is $5,000 or less, determined at the time of distribution, (or, if his vested Accrued Benefit is a greater amount and the Participant consents to an immediate distribution of his Accrued Benefit), the Trustee shall distribute in a lump sum to the Participant an amount equal to the vested portion of his Accrued Benefit. Such distribution shall be made no sooner than 120 days following such Termination of Employment or, where applicable, the date of receipt of the Participant’s timely consent to such distribution. The nonvested balance of the accounts of such Participant who receives a distribution of his Accrued Benefit pursuant to this Subsection (c)(i) shall be treated as a Forfeiture as of the date of such distribution. For purposes of this section, in determining whether a Participant’s vested Accrued Benefit is $5,000 or less, the value of the Participant’s nonforfeitable Account balance shall be determined without regard to that portion of the Account balance that is attributable to rollover contributions (and earnings allocable thereto) within the meaning of sections 402(c), 403(a)(4), 403(b)(8), 408(d)(3)(A)(ii), and 457(e)(16) of the Code.

(ii) Deferred Distribution. If the vested Accrued Benefit of such Participant is more than $5,000, the distribution of the vested portion of the Accrued Benefit of such Participant shall be deferred until the Participant attains age 70 1/2 or dies, unless the Participant consents to an earlier distribution of the vested portion of his Accrued Benefit in the manner required by the Benefits Committee, in its discretion. The vested portion of the Participants Accrued Benefit shall be distributed by the Trustee in the form of a lump sum payment. The non-vested balance of the Accounts of a Participant whose vested Accrued Benefit exceeds $5,000 and whose consent to a distribution of his Accrued Benefit under this Subsection (c)(ii) has not been obtained shall be treated as a Forfeiture after such Participant incurs five consecutive One Year Breaks-in-Service. A Participant who fails to consent to a distribution under Section 8.3(c)(i) within 120 days of Termination of Employment shall be required to pay both the applicable fees under Section 7.15 and an annual fee as determined by the Trustee toward his share of administrative, trustee, recordkeeping and other fees associated with the maintenance of his Accrued Benefit in the Plan.

(d) Re-employment. If an Employer re-employs a former Participant who received a distribution of his Accrued Benefit in connection with a Termination of Employment at a time when the balance of his Accounts were not fully vested, such former Participant shall have the right on or before the earlier of (i) the close of the first period of five consecutive One Year Break-in-Service commencing after the date of such distribution, or (ii) the fifth anniversary of such reemployment, to repay in cash to the Trustee an amount equal to the entire amount of the distribution the former Participant earlier received. Upon receipt of such amount by the Trustee, that portion of the former Participant’s Accrued Benefit which had been forfeited because of such earlier distribution shall be restored. Such restored Accrued Benefit plus the amount repaid to the Plan by the former Participant shall be equal to the Accrued Benefit of the former Participant on the Valuation Date immediately preceding the date on which the former Participant received the original distribution. The restoration of a re-employed Participant’s Accrued Benefit shall be made as of the Valuation Date coincident with or next following the date on which the former Participant repays the entire amount of the earlier distribution. Any portion of the re-employed Participant’s Accrued Benefit that earlier had been treated as a Forfeiture shall be restored by allocating an amount to the Employer Contribution Account (or other account) of the re-employed Participant from the Forfeitures of other Participants for the Plan Year in which such restoration is to be made. To the extent the Forfeitures of other Participants are insufficient to make all or a portion of the required restoration, the Employer shall contribute to the Plan, without regard to the other provisions of this Plan, an amount equal to such deficiency.

(e) Accounting for and Investment of Repayments. The amount of a reemployed Employee’s Accrued Benefit that such former Participant repays to this Plan pursuant to Subsection (d) above shall be credited (i) if such amount was taxable upon distribution to the Participant’s After-Tax Contribution Account, and/or (ii) if such amount was non-taxable upon distribution to the Participant’s Rollover Contribution Account and shall be invested in accordance with Section 6.2 of this Plan. The amount of such former Participant’s Accrued Benefit that originally had been forfeited and is thereafter restored shall be recredited to the Participant’s Employer Contribution Account.

8.4 Withdrawal of Benefits. Subject to Section 7.13, a Participant may request withdrawals, as follows:

(a) Partial In-Service Withdrawal. Each Participant who is an Employee may withdraw, in a manner prescribed by the Benefits Committee, an amount which does not exceed the balance, if any, in his Rollover Contribution Account. A withdrawal request may be made at any time by providing the Trustee with the proper instructions, voice or otherwise, required by the Trustee, in its discretion, and designating therein whether such distribution is to be made in cash. The effective date of the request will be as soon as administratively practicable after the Trustee receives such request. A Participant may only make two withdrawals in any Plan Year under this Section 8.4(a). The Benefits Committee shall direct the Trustee to make payment of any withdrawal requested under this Subsection 8.4(a) that is not contrary to the provisions of the Plan, and the Trustee shall make such payment, as soon as administratively practicable after the Participant’s request. A Participant shall be charged a minimal check fee, as determined by the Trustee, for a Partial In-Service Withdrawal.

(b) Additional In-Service Withdrawal. A Participant who has completed at least two Years of Service and who is an Employee may request to withdraw, in a manner prescribed by the Benefits Committee, an amount which does not exceed:

(i) the nonforfeitable portion of his Employer Contribution Account,

(ii) his After-Tax Account, and

(iii) if he is at least age 59 1/2, his Pre-Tax Account and Catch-up Contribution Account.

If a Participant has a loan from the Plan outstanding, the amount available for withdrawal shall be reduced by the amount of the outstanding balance of such loan.

The minimum amount of any withdrawal under this Subsection 8.4(b) shall be $500. A withdrawal request may be made at any time by providing the Trustee with the proper instructions, voice or otherwise, required by the Trustee, in its discretion, and designating therein whether such distribution is to be made in cash. The effective date of the request will be as soon as administratively practicable after the Trustee receives such request. A Participant who makes a withdrawal pursuant to this Subsection 8.4(b) will not be permitted to make Employee Contributions to the Plan for a period of six months following the month in which his withdrawal request becomes effective. In addition, a Participant who receives a withdrawal under this Subsection 8.4(b) shall not be entitled to another withdrawal under this Subsection 8.4(b) until 12 months after the prior withdrawal. The Benefits Committee shall direct the Trustee to make payment of any withdrawal requested under this Subsection 8.4(b) that is not contrary to the provisions of the Plan, and the Trustee shall make such payment, as soon as practicable after the Participant’s request, of the Participant’s nonforfeitable interest from such Participant’s accounts, if applicable, in the following order: namely, the After-Tax Account, the Pre-Tax Account (if the Participant is at least 59 1/2), the Catch-up Contribution Account (if the Participant is at least 59 1/2), the Employer Matching Contribution Account and the Employer Discretionary

Contribution Account. A Participant shall be charged a minimal check fee, as determined by the Trustee, for an Additional In-Service Withdrawal.

(c) Post-Retirement Withdrawal. A Participant who is eligible to receive a distribution under Subsection 8.1(a) may withdraw, prior to receiving such a distribution in a manner prescribed by the Benefits Committee, an amount which does not exceed his vested Accrued Benefit. The minimum amount of any withdrawal under this Subsection 8.4(c) shall be $500. A withdrawal request may be made at any time prior to receiving a distribution pursuant to Subsection 8.1(a) by providing the Trustee with the proper instructions, voice or otherwise, required by the Trustee, in its discretion, and designating therein whether such distribution is to be made in cash. The effective date of the request will be as soon as administratively practicable after the Trustee receives such request. The Benefits Committee shall direct the Trustee to make payment of any withdrawal requested under this Subsection 8.4(c) that is not contrary to the provisions of the Plan, and the Trustee shall make such payment, as soon as practicable after the Participant’s request of the Participant’s interest from such Participant’s Accounts if applicable in the following order: namely, the Rollover Contribution Account, the After-Tax Account, the Pre-Tax Account, the Catch-up Contribution Account, the Employer Matching Contribution Account, Employer Salary Deferral Account, and the Employer Discretionary Contribution Account. A Participant shall be charged a minimal check fee, as determined by the Trustee, for a Post-Retirement Withdrawal.

(d) Hardship Withdrawals. Subject to the terms and conditions of this Subsection (d), a Participant who is an Employee may request, on account of a hardship, to make a cash withdrawal from his Pre-Tax Account and Catch-up Account; however, any earnings on amounts held in the Pre-Tax Account and any amounts invested in a self-directed brokerage account may not be withdrawn. Such request may be made at any time by providing the Trustee with the proper instructions, voice or otherwise, required by the Trustee, in its discretion, and by filing a request therefor with the Trustee on a form provided for that purpose. If approved by the Trustee as authorized by the Benefits Committee, the effective date of the request will be as soon as administratively feasible after such approval. Withdrawals from a Participant’s Pre-Tax Account and Catch-up Account shall be permitted only under the following conditions: (i) the Participant suffers a Disability; or (ii) the Participant has withdrawn all other amounts available for withdrawal by such Participant under this Plan and any other plan maintained by an Employer or an Affiliate, including all nontaxable loans currently available under all plans maintained by the Employer or an Affiliate, and the Participant has suffered a financial hardship. The amount withdrawable in the event of financial hardship shall be limited to the amount required to meet such hardship in light of immediate and heavy financial needs of the Participant. The events that will constitute financial hardship are: (i) purchase of a principal dwelling for a Participant, in which case the amount of financial hardship will be deemed to be a down payment and closing costs; (ii) education at a higher level than a secondary school for the Participant and his children and spouse, in which case the financial hardship will be deemed to be tuition, fees, books, and necessary room and board for the next year; (iii) expenses for illness of the Participant, his children and spouse, his parents, and his spouse’s parents, in which case the amount of the financial hardship will be the amount of such expenses not covered by insurance; (iv) imminent eviction of the Participant from, or imminent foreclosure of the mortgage on, the principal residence of the Participant, in which case the financial hardship will be the amount necessary to prevent such eviction or foreclosure; and (v) any other event that constitutes a “safe harbor” event as provided by the IRS or regulations. The amount of financial hardship may be grossed up to include, if elected by the Participant, an amount up to the 20% withholding tax on withdrawals and, if applicable, the 10% penalty tax on premature distributions.

The Participant shall be required to submit satisfactory evidence to the Trustee of such hardship and to certify that a financial hardship exists. The Benefits Committee may reasonably rely on the certification of the Participant.

A Participant who makes a withdrawal pursuant to this Subsection (d) will not be eligible to make Employee Contributions to the Plan for a period of six months following the receipt of such withdrawal. Such Participant shall be required to reenroll in the Plan in order to again begin making employee Contributions to the Plan after the six-month period.

8.5 Deduction of Taxes from Amounts Payable. The Trustee may deduct from the amount to be distributed such amount as the Trustee, in its sole discretion, deems proper to protect the Trustee and the Trust against liability for the payment of death, succession, inheritance, income, or other taxes, and out of the money so deducted, the Trustee may discharge any such liability and pay the amount remaining to the Participant, the Beneficiary or the deceased Participant’s estate, as the case may be.

8.6 Special Provisions Regarding Payment of Benefits. Distributions under Sections 8.1, 8.2 and 8.3 of this Plan shall be made in accordance with each of the following conditions:

(a) Subject to the ability of a Participant to defer distributions under Section 8.1, the distributions of the Accrued Benefit of a Participant shall be made not later than 60 days after the latest of the close of the Plan Year in which (1) the Participant attains age 65, (2) occurs the 10th anniversary of the Plan Year in which the Participant commenced participation, or (3) the Participant had a Termination of Employment.

(b) Except as provided below in this Subsection (b) and Section 8.6A, the distribution of the Accrued Benefit of a Participant who is not a 5-percent owner shall commence not later than April 1 of the calendar year immediately following the calendar year in which the later of the following events occurs: (i) the Participant attains age 70 1/2; or (ii) the Participant incurs a Termination of Employment. The distribution of the Accrued Benefit of a Participant who is a 5-percent owner shall commence not later than April 1 of the calendar year immediately following the calendar year in which such Participant attains age 70 1/2. A Participant shall be considered to be a 5-percent owner for purposes of this Subsection (b) if such Participant is a 5-percent owner as defined in Code Section 416 at any time during the Plan Year ending with or within the calendar year in which such Participant attains age 70 1/2. Once distributions have begun to a Participant who is considered to be a 5-percent owner pursuant to this Subsection (b), distributions must continue even if such Participant ceases to be a 5-percent owner in a subsequent year.

(c) If the distribution of a Participant’s Accrued Benefit shall commence prior to his death, and if the Participant dies before the distribution of his Accrued Benefit has been completed, the remaining portion of his Accrued Benefit shall be distributed at least as rapidly as under the method of distribution in effect at the time of his death.

(d) In all events, all distributions of a Participant’s Accrued Benefit shall be made in accordance with the requirements of Code Section 401(a)(9) and applicable regulations promulgated thereunder.

8.7 Minimum Distribution Requirements — IRS Model Amendment.

(a) The provisions of this Section 8.7 will apply for purposes of determining required minimum distributions for calendar years beginning with the 2003 Distribution Calendar Year.

(b) The requirements of this Section 8.7 will take precedence over any inconsistent provisions of the Plan.

(c) All distributions required under this Section 8.7 will be determined and made in accordance with the Treasury regulations under section 401(a)(9) of the Code.

(d) Notwithstanding the other provisions of this Section 8.7, distributions may be made under a designation made before January 1, 1984, in accordance with section 242(b)(2) of the Tax Equity and Fiscal Responsibility Act (TEFRA) and the provisions of the Plan that relate to section 242(b)(2) of TEFRA.

(e) The Participant’s entire interest will be distributed, or begin to be distributed, to the Participant no later than the Participant’s Required Beginning Date. If the Participant dies before distributions begin, the Participant’s entire interest will be distributed, or begin to be distributed, no later than as follows:

(1) If the Participant’s surviving spouse is the Participant’s sole Designated Beneficiary, then distributions to the surviving spouse will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died, or by December 31 of the calendar year in which the Participant would have attained age 70 1/2, if later.

(2) If the Participant’s surviving spouse is not the Participant’s sole Designated Beneficiary, then distributions to the Designated Beneficiary will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died.

(3) If there is no Designated Beneficiary as of September 30 of the year following the year of the Participant’s death, the Participant’s entire interest will be distributed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

(4) If the Participant’s surviving spouse is the Participant’s sole Designated Beneficiary and the surviving spouse dies after the Participant but before distributions to the surviving spouse begin, this Paragraph (disregarding item (1) above), will apply as if the surviving spouse were the Participant.

(f) For purposes of this Paragraph (e) and Paragraph (g) below, unless item (4) above applies, distributions are considered to begin on the Participant’s Required Beginning

Date. If item (4) above applies, distributions are considered to begin on the date distributions are required to begin to the surviving spouse under item (1) above.

(g) If the Participant dies before distributions begin and there is a Designated Beneficiary, distribution to the Designated Beneficiary is not required to begin by the date specified in Paragraph (e) above but the Participant’s entire interest will be distributed to the Designated Beneficiary by December 31 of the calendar year containing the fifth anniversary of the Participant’s death. If the Participant’s surviving spouse is the Participant’s sole Designated Beneficiary and the surviving spouse dies after the Participant but before distributions to either the Participant or the surviving spouse begin, this Paragraph will apply as if the surviving spouse were the Participant.

(h) For purposes of this Section 8.7, the following terms and phrases shall have these respective meanings:

(1) Designated Beneficiary. The individual who is designated as a Participant’s beneficiary under Section 9.2 of the Plan and is a Designated Beneficiary under section 401(a)(9) of the Code and section 1.401(a)(9)-1, Q&A-4, of the Treasury regulations.

(2) Distribution Calendar Year. A calendar year for which a minimum distribution is required. For distributions beginning before the Participant’s death, the first Distribution Calendar Year is the calendar year immediately preceding the calendar year which contains the Participant’s Required Beginning Date. For distributions beginning after the Participant’s death, the first Distribution Calendar Year is the calendar year in which distributions are required to begin under Paragraph (e). The required minimum distribution for the Participant’s first Distribution Calendar Year will be made on or before the Participant’s Required Beginning Date. The required minimum distribution for other Distribution Calendar Years, including the required minimum distribution for the Distribution Calendar Year in which the Participant’s Required Beginning Date occurs, will be made on or before December 31 of that Distribution Calendar Year.

(3) Participant’s Account Balance. The balance in a Participant’s Accounts as of the last Valuation Date in the calendar year immediately preceding the Distribution Calendar Year (valuation calendar year) increased by the amount of any contributions made and allocated or forfeitures allocated to the Participant’s Accounts as of dates in the valuation calendar year after the Valuation Date and decreased by distributions made in the valuation calendar year after the Valuation Date. A Participant’s Account Balance for the valuation calendar year includes any amounts rolled over or transferred to the Plan either in the valuation calendar year or in the Distribution Calendar Year if distributed or transferred in the valuation calendar year.

(4) Requiring Beginning Date. With respect to a Participant or beneficiary, the date described in Section 417 of the Code.

8.8 Facility of Payment. If a Participant or Beneficiary is declared an incompetent or is a minor, any benefits to which such Participant or Beneficiary is entitled shall be payable only to a conservator, guardian, or other person legally charged with his care who was appointed or designated by a court of competent jurisdiction. An Employer, the Trustee and the Benefits Committee shall not be under any duty to see to the proper application of such payments.

8.9 Advance Payment of Benefits. If a Participant is entitled to payment of a benefit under the Plan, the Benefits Committee may, with the Participant’s consent if required under the provisions of the Plan, make advance payment of all or any portion of such Participant’s benefit. If such advance payment is made, the Benefits Committee shall require reimbursement of any amount subsequently determined not to have been properly payable to such Participant.

8.10 Unclaimed Amounts. Unclaimed amounts shall consist of the benefits which the Benefits Committee has directed to be paid to a Participant or Beneficiary but which are not distributed because of the Benefits Committee’s inability, after reasonable search, to locate such Participant or Beneficiary within a period of two years after the payment of benefits becomes due. Unclaimed amounts shall be considered as Forfeitures which shall be deemed to occur as of the end of the said two year period. If, after such Forfeiture, an unclaimed amount is properly claimed by the former Participant or Beneficiary, said amount shall be paid to such former Participant or Beneficiary, and such payment shall be accounted for by charging it against Forfeitures, or if insufficient, made up from Employer Contributions without regard to any other provision of this Plan.

8.11 Domestic Relations Order Distributions. The Accrued Benefit of a Participant shall be distributable in accordance with the terms of a Qualified Domestic Relations Order, including distributions prior to the Participant’s “earliest retirement age” as defined in Code Section 414(p).

ARTICLE IX.

ADMINISTRATION

9.1 Fiduciaries. Under certain circumstances, the Trustee, the Board of Managers, the Investment Managers, or the Benefits Committee may be determined by a court of law to be a fiduciary with respect to a particular action under the Plan or the Trust Agreement. As authorized by ERISA, to prevent any two parties to the Plan from being deemed co-fiduciaries with respect to a particular function, both the Plan and Trust Agreement are intended, and should be construed, to allocate to each party to the Plan only those specific powers, duties, responsibilities, and obligations as are specifically granted to it under the Plan or Trust. The Company shall be the “named fiduciary” for purposes of ERISA.

9.2 Allocation of Responsibilities Among Named Fiduciaries.

(a) Trustee. The Trustee shall have the authority and responsibility to manage and control the Trust Fund and for the investment and safekeeping of the assets of the Plan, except to the extent such authority and responsibility is delegated to one or more Investment Managers. The Trustee shall also have those responsibilities set forth in the Trust Agreement and the provisions of this Plan.

(b) Board of Managers. The Board of Managers shall have exclusive authority and responsibility for:

(1) The termination of this Plan; and

(2) The adoption of an amendment to this Plan which would materially increase or decrease the amount of Employer Contributions provided for in this Plan.

(c) Benefits Committee. The Benefits Committee shall have exclusive authority responsibility for those functions set forth in Section 9.3 and in other provisions of this Plan.

(d) Investment Managers. The Investment Managers, if and to the extent appointed by the Benefits Committee, shall have the authority and responsibility for the investment of all or any part of the assets of the Plan, as delegated to the Investment Managers by the Benefits Committee. In addition, in investing any of the assets of the Plan, the Investment Managers shall follow any investment objectives or guidelines established by the Benefits Committee and communicated to the Investment Managers.

9.3 Provisions Concerning the Benefits Committee.

(a) Membership and Voting. The members of the Benefits Committee shall be appointed and removed by the Chief Executive Officer of the Company. The Benefits Committee shall consist of not less than three members. The Chief Executive Officer of the Company may remove any member of the Benefits Committee at any time, with or without cause, by written notice to such member and to the other members of the Benefits Committee. Any member may resign by delivering a written resignation to the Chief Executive Officer of the

Company. Vacancies in the Benefits Committee arising by death, resignation or removal shall be filled by the Chief Executive Officer of the Company. The Benefits Committee shall act by a majority of its members at the time in office, and such action may be taken by a vote at a meeting, in writing without a meeting, or by telephonic communications. Attendance at a meeting shall constitute waiver of notice thereof. A member of the Benefits Committee who is a Participant of the Plan shall not vote on any question relating specifically to such Participant. Any such action shall be voted or decided by a majority of the remaining members of the Benefits Committee. The Benefits Committee shall appoint a Secretary who may, but need not, be a member thereof. The Benefits Committee may appoint from its members such subcommittees with such powers as the Benefits Committee shall determine.

(b) Powers and Duties of Benefits Committee. The Benefits Committee shall have the authority and responsibility for:

(1) All amendments to this Plan, except to the extent such authority is reserved to the Board of Managers;

(2) The approval of any merger or spin-off of any part of this Plan;

(3) The appointment, removal, with or without cause, or the replacement of the Trustee, and Investment Managers;

(4) The delegation of responsibilities to the Trustee, or any other person or entity;

(5) Execute any certificate, instrument or other written direction on behalf of the Plan and may make any payment on behalf of the Plan. All interpretations of this Plan, and questions concerning its administration and application, shall be determined by the Benefits Committee, and such determination shall be binding on all persons, except as otherwise expressly provided herein; and

(6) The Benefits Committee shall select the Investment Funds and Investment Managers under the Plan and monitor the performance of such Investment Funds and Investment Managers.

(7) To construe and interpret the Plan in its sole discretion and to resolve any ambiguities with respect to any of the terms and provisions thereof as written and as applied to the operation of the Plan;

(8) To decide all questions of eligibility and determine the amount, manner and time of payment of any Benefits hereunder;

(9) To prescribe procedures to be followed by Participants or Beneficiaries filing applications for Benefits;

(10) Prepare and distribute, in such manner as the Committee determines to be appropriate, information explaining the Plan;

(11) To receive from the Employer and from Participants and Beneficiaries such information as shall be necessary for the proper administration of the Plan;

(12) To furnish the Employer, upon request, such annual reports with respect to the administration of the Plan as are reasonable and appropriate; and

(13) To receive, review and keep on file (as it deems convenient or proper) reports of the financial condition, and of the receipts and disbursements, of the Trust Fund from the Trustee.

The Benefits Committee may appoint such accountants, counsel, specialists, and other persons, as it deems necessary or desirable in connection with the administration of this Plan. Such accountants and counsel may, but need not, be accountants and counsel for the Company or an Affiliate. The Benefits Committee also shall have such other duties, authority and responsibility as may be delegated by the Board of Managers or the Chief Executive Officer of the Company.

9.4 Delegation of Responsibilities: Bonding.

(a) Delegation and Allocation. The Board of Managers and the Benefits Committee shall have the authority to delegate or allocate, from time to time, by a written instrument, all or any part of their responsibilities under this Plan to such person or persons as each may deem advisable and in the same manner to revoke any such delegation or allocation of responsibility. Any action of a person in the exercise of such delegated or allocated responsibility shall have the same force and effect for all purposes hereunder as if such action had been taken by the Board of Managers or the Benefits Committee. An Employer, the Board of Managers or the Benefits Committee shall not be liable for any acts or omissions of any such person, who shall periodically report to the Board of Managers or the Benefits Committee, as applicable, concerning the discharge of the delegated or allocated responsibilities.

(b) Bonding. The members of the Benefits Committee shall serve without bond (except as expressly required by federal law) and without compensation for their services as such.

9.5 No Joint Fiduciary Responsibilities. This Plan is intended to allocate to each named fiduciary the individual responsibility for the prudent execution of the functions assigned to it, and none of such responsibilities or any other responsibility shall be shared by two or more of such named fiduciaries unless such sharing is provided for by a specific provision of the Plan. Whenever one named fiduciary is required herein to follow the directions of another named fiduciary, the two named fiduciaries shall not be deemed to have been assigned a shared responsibility, but the responsibility of a named fiduciary receiving such directions shall be to follow them insofar as such instructions are on their face proper under applicable law.

9.6 Information to be Supplied by Employer. Each Employer shall supply to the Benefits Committee, within a reasonable time after each Valuation Date and in such form as the Benefits Committee shall require, the names of all Employees who incurred a Termination of Employment or layoff and the date of termination of each, the amount of Compensation paid to each Active Participant, the amount of Employee and Employer Contributions made on behalf of each Participant. The Benefits Committee may rely conclusively on the information certified to it by an Employer. Each Employer shall provide to the Benefits Committee or its delegate such other information, as it shall from time to time need in the discharge of its duties.

9.7 Records. The regularly kept records of the Trustee, Benefits Committee and of any Employer shall be conclusive evidence of the Accrued Benefit, Vesting Service, Years of Participation, Eligibility Service of a Participant, his Compensation, his age, marital status, his status as an Eligible Employee, and all other matters contained therein applicable to this Plan; provided that a Participant may request a correction in the record of his age and marital status at any time prior to retirement, and such correction shall be made if within 90 days after such request he furnishes in support thereof a birth certificate, baptismal certificate, marriage certificate, or other documentary proof of age satisfactory to the Benefits Committee.

9.8 Fiduciary Capacity. Any person or group of persons may serve in more than one fiduciary capacity with respect to the Plan.

9.9 Blackout Period Restrictions. Notwithstanding any other provision in the Plan to the contrary, during the period of time established by the Benefits Committee, in its sole and absolute discretion, necessary to make system or investment changes or mergers, acquisitions or divestitures associated with the administration of the Plan, a Participant shall not be permitted to change the investment direction of his Accrued Benefit, take distributions, make withdrawals, take loans, or to effectuate other transactions determined by the Benefits Committee, in its sole and absolute discretion.

9.10 Military Leave. Notwithstanding any provision of this Plan to the contrary, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with Section 414(u) of the Code. Loan repayments will be suspended under this Plan as permitted under Section 414(u)(4) of the Code.

ARTICLE X.

AMENDMENT AND TERMINATION OF THE PLAN

10.1 Discontinuance of Contributions. It is the expectation of the Company that it will continue the Plan and the payment of Employer Contributions hereunder indefinitely, but the continuation of the Plan and the payment of Employer Contributions hereunder is not assumed as a contractual obligation of the Company or any other Employer, and the Company reserves the right at any time to reduce, suspend or discontinue its contributions hereunder; provided, however, that the Employer Contributions for any Plan Year accrued or determined prior to the end of such Plan Year shall not after the end of said Plan Year be retroactively reduced, suspended or discontinued.

10.2 Amendments.

(a) As provided in Article IX, the Benefits Committee or Board of Managers, as appropriate, may amend, modify, change, revise or discontinue this Plan or the Trust Agreement, at any time; provided that, except where allowed by or required to conform to provisions of the Code or ERISA, or any other statute relating to employees’ trusts, or any official regulations or rulings issued pursuant thereto: (1) no amendment shall increase the duties or liabilities of a Trustee or the Investment Managers without their respective written consent; (2) no amendment shall have the effect of vesting in any Employer any interest in any funds, securities or other property, subject to the terms of this Plan and the Trust Agreement; (3) no amendment shall authorize or permit at any time any part of the corpus or income of the Trust Fund to be used or diverted to purposes other than for the exclusive benefit of Participants and their Beneficiaries; and (4) no amendment shall have any retroactive effect which would deprive any Participant or Beneficiary of any Accrued Benefit already accrued.

(b) If a person is not an Employee on or after the effective date of any amendment to the Plan, the amendment shall be deemed as having no effect on the amount of such person’s Accrued Benefit, unless the amendment specifically provides otherwise.

(c) No amendment to the Plan’s vesting schedule shall deprive a Participant of his nonforfeitable rights to his Accrued Benefits to the date of the amendment. Further, if the vesting schedule of the Plan is amended, each Participant with at least three years of Vesting Service with the Employer may elect, within a reasonable period after the adoption of the amendment, to have his nonforfeitable percentage computed under the Plan without regard to such amendment. The period during which the election may be made shall commence with the date the amendment is adopted and shall end on the latest of:

(1) 60 days after the amendment is adopted;

(2) 60 days after the amendment becomes effective; or

(3) 60 days after the Participant is issued written notice of the amendment by the Employer or Benefits Committee.

10.3 Plan Termination. This Plan shall terminate upon the happening of any of the following events:

(a) A general assignment by the Company to or for the benefit of its creditors, or dissolution of the Company other than by form of or as a result of a reorganization where the business of the Company is continued; or

(b) Termination of the Plan by the Board of Managers at any time when, in its judgment, business, financial or other good causes make such termination necessary; such termination to become effective upon the execution and delivery by the Company to the Benefits Committee and to the Trustee of a written resolution signed on its behalf by an officer of the Company and stating the fact of such termination.

10.4 Payment Upon Termination. Upon termination of the Plan or complete discontinuance of Employer Contributions hereunder, each Participant and Beneficiary’s Accrued Benefit shall become fully vested. Upon a partial termination of the Plan, the Accrued Benefit of each affected Participant shall become fully vested. Upon a termination of the Plan, the Trustee shall distribute to each Participant the entire amount of his Accrued Benefit in a lump sum no later than 60 days after the close of the Plan Year in which the event occurred.

ARTICLE XI.

TOP-HEAVY PROVISIONS

11.1 Definitions. The following words and phrases shall have the meanings set forth below when used in the capitalized form, unless a different meaning is clearly warranted by the context:

(a) “Aggregation Group” means a Required Aggregation Group or a Permissive Aggregation Group, as appropriate.

(1) “Required Aggregation Group” means that group of plans comprised of each defined contribution and each defined benefit plan sponsored by the Company or any Affiliate in which at least one Key Employee participates, and any other defined contribution or defined benefit plan sponsored by the Company or by any Affiliate which enables a plan in which a Key Employee participates to satisfy the minimum participation and non-discrimination requirements of Code Sections 410 or 401(a) (4).

(2) “Permissive Aggregation Group” means all plans included in the Required Aggregation Group and any other plan or plans sponsored by the Company or by an Affiliate but only if such group of plans would satisfy, in the aggregate, the minimum participation and non-discrimination requirements of Code Sections 410 and 401(a) (4) and contributions or benefits in such other plans are comparable to contributions or benefits in the plans of the Required Aggregation Group. The Benefits Committee shall determine which plan or plans shall be taken into account in determining the Permissive Aggregation Group.

(b) “Determination Date” means, with respect to a Plan Year, the last day of the immediately preceding Plan Year.

(c) “Key Employee” means any employee or former employee (including any deceased employee) who at any time during the Plan Year that includes the determination date was an officer of the employer having annual compensation greater than $130,000 (as adjusted under Section 416(i)(1) of the Code for Plan Years beginning after December 31, 2002), a 5% owner of the employer, or a 1% owner of the employer having annual compensation of more than $150,000. For this purpose, annual compensation means compensation within the meaning of Section 415(c)(3) of the Code. The determination of who is a key employee will be made in accordance with Section 416(i)(1) of the Code and the applicable regulations and other guidance of general applicability issued thereunder.

(d) “Non-key Employee” shall mean an Employee who is not a Key Employee, including an Employee who is a former Key Employee.

(e) “Top-Heavy Compensation” shall mean for all purposes under this Article XI, annual compensation within the meaning of Code Section 415(c)(3) for the Plan Year containing the Determination Date.

11.2 Application of Top-Heavy Provisions. The top-heavy provisions of this Article shall be applied as follows:

(a) Single Plan Determination. Unless this Plan is included in an Aggregation Group, it will be considered top heavy and the provisions of this Article shall be applicable, if, as of a Determination Date, the cumulative Accrued Benefits of Key Employees under the Plan exceeds 60% of the cumulative Accrued Benefits of all Employees under the Plan.

(b) Aggregation Group Determination. If the Plan is included in an Aggregation Group, it will be considered top heavy and the provisions of this Article XI shall be applicable, if, as of a Determination Date, the sum of account balances of Key Employees under all defined contribution plans in the group and the cumulative Accrued Benefits of Key Employees under all defined benefit plans in such group exceed 60% of the same amounts determined for all employees under all plans included in the Aggregation Group.

(c) Top-Heavy Test. This subsection (c) shall apply for purposes of determining the present values of the amounts of Account balances of Employees as of the determination date.

(1) Distributions During Year Ending on the Determination Date. The present values of the amounts of Account balances of an Employee as of the determination date shall be increased by the distributions made with respect to the employee under the Plan and any plan aggregated with the Plan under Section 416(g)(2) of the Code during the 1-year period ending on the determination date. The preceding sentence shall also apply to distributions under a terminated plan which, had it not been terminated, would have been aggregated with the Plan under Section 416(g)(2)(A)(i) of the Code. In the case of a distribution made for a reason other than separation from service, death, or disability, this provision shall be applied by substituting 5-year period for 1-year period.

(2) Employees Not Performing Services During Year Ending on the Determination Date. The accounts of any individual who has not performed services for the Employer and its Affiliates during the 1-year period ending on the determination date shall not be taken into account.

11.3 Top-Heavy Determination. The Benefits Committee shall determine whether the Plan is a Top-Heavy Plan with respect to each Plan Year and such determination shall be final and binding on all Participants.

11.4 Vesting Requirements. A Participant’s interest in his Accrued Benefit shall vest in accordance with the provisions of Section 8.3 without regard to whether or not the Plan is determined to be top-heavy with respect to any Plan Year.

11.5 Minimum Contribution Amount. If the Plan is determined to be top-heavy with respect to a Plan Year, then each Eligible Employee who has not separated from service by the end of the Plan Year, other than a Key Employee, shall receive an allocation which is not less than the lesser of (a) 3% of his Compensation for such Plan Year, or (b) the greatest amount allocated to any Key Employee (when expressed as a percentage of Compensation) under this Plan or under any other defined contribution plan included in the Aggregation Group, if any; provided, however, in the event the greatest amount so allocated to any Key Employee is less than 3% of his Compensation for such Plan Year, then Pre-Tax Contributions shall be included in determining the amount allocated to each Key Employee. An Eligible Employee shall be entitled to such minimum contribution even though such Employee is not a Participant or fails to complete a Year of Service during such Plan Year. Such minimum contribution shall be determined without regard to Social Security integration or any Pre-Tax Contribution. Employer matching contributions shall be taken into account for purposes of satisfying the minimum contribution requirements of Section 416(c)(2) of the Code and the Plan. The preceding sentence shall apply with respect to matching contributions under the Plan or, if the Plan provides that the minimum contribution requirement shall be met in another plan, such other plan. Employer matching contributions that are used to satisfy the minimum contribution requirements shall be treated as matching contributions for purposes of the actual contribution percentage test and other requirements of Section 401(m) of the Code. If a Non-key Employee is a Participant and a participant in a defined benefit plan maintained by an Affiliate during a Plan Year in which the Plan is top-heavy, then such Participant shall be provided an allocation under the Plan equal to 5% of his compensation; provided, however, the amount of any such allocation under the Plan shall be reduced by the amount of any allocation made on behalf of such Participant for such Plan Year under any other defined contribution plan which is included in the Aggregation Group.

ARTICLE XII.

LOANS

12.1 Authorization of Loans. Upon the request for a loan (which meets the requirements of this Article XII) made by a Participant who is an Employee, the Benefits Committee shall authorize the Trustee to make a loan to such Participant. All such loans shall be subject to the requirements of this Article XII and such other rules and guidelines, if any, as the Benefits Committee may prescribe from time to time. Any loan applied for after the Benefits Committee implements a paperless loan system, may be applied for and processed electronically, with the execution of such paper documents as the Benefits Committee may require being accomplished in connection with the disbursement of funds so as to establish an enforceable obligation under applicable law.

12.2 Minimum Requirements for Loans. A loan to a Participant must meet the following requirements as well as such other terms as the Benefits Committee may establish from time to time:

(a) Principal Amount. The maximum principal amount of any loan balance owed by a Participant to this Plan and to any other qualified plan sponsored by an Employer shall not exceed the lesser of: (1) $50,000 reduced by the aggregate of the highest outstanding balances of such loans during the immediately preceding twelve-month period, or (2) 50% of a Participant’s nonforfeitable Accrued Benefit, as of the most recently available determination of the Participant’s Accrued Benefit. All loans shall be made effective as of the Valuation Date following the receipt of a properly filed loan application, and loan funds shall be disbursed by the Trustee as soon as practicable thereafter. The minimum loan amount shall be $1,000. The Benefits Committee is authorized to adopt rules which either reduce the maximum principal amount of a loan or provide a minimum amount which may be loaned to a Participant.

(b) Maximum Term. The repayment term of any loan may not exceed 60 months from the date of the loan is made, unless the loan principal is used to acquire any dwelling unit which within a reasonable time is to be used as a principal residence of the Participant, in which case the maximum term shall not exceed 10 years. If a Participant incurs a Termination of Employment for any reason, the loan shall then immediately become due and payable 90 days from the date of the Termination of Employment.

(c) Interest Rate. Each loan shall bear interest at rate equal to the prime lending rate of Wachovia Bank, National Association plus one percentage point.

(d) Repayment. The loan of any Participant who is an Employee shall be repaid by payroll withholding over its term in level installment payments. A Participant shall also be allowed to prepay any scheduled payment at any time. Any prepayment will be applied first to any unpaid principal and then to any accrued but unpaid interest. Provided, however, if a Participant with a loan terminates employment for any reason, the loan shall then immediately become due and payable.

(e) Collateral. The loan shall be secured by up to 50% of the Participant’s nonforfeitable Accrued Benefit, and such other collateral as the Benefits Committee may require from time to time. The Benefits Committee may release any portion of such collateral that the Benefits Committee determines is not required to adequately secure the repayment of such loan.

(f) Distribution of Accrued Benefit. If the nonforfeitable portion of a Participant’s Accrued Benefit is to be distributed prior to the Participant’s payment of all principal and accrued interest on any loan to such Participant, the distribution shall include, as an offset, the amount of unpaid principal and accrued interest on the loan as of the date of such distribution; however, if such distribution is made in connection with the sale of the stock or the assets of an Employer, the entire loan may be distributed solely as a Direct Rollover, in accordance with Article XIV to a trust for a qualified plan, as determined under Code Section 401(a), maintained by the purchaser, provided such trust will accept the Participant’s loan as an investment. The Benefits Committee may determine, in its discretion, that the amount of any distribution shall not include an offset for a loan balance, if the undistributed nonforfeitable portion of the Participant’s Accrued Benefit, which remains pledged as collateral for such outstanding loan, represents adequate security therefor. In addition, the Benefits Committee shall determine, in its discretion, whether or not a Direct Rollover is in connection with an acquisition of the stock or assets of an Employer.

(g) Notes. All loans shall be evidenced by a collateral promissory note containing such terms and conditions as the Benefits Committee shall require.

(h) Frequency. A Participant shall be permitted to have up to two loans at any one time. More than two loans may be permitted in the case of loans rolled into the Plan in connection with a corporate transaction at the sole discretion of the Benefits Committee.

(i) Funding Limitation. A Participant shall not be permitted to borrow funds from a self-directed brokerage account; however, any monies held in a self-directed brokerage account on behalf of the Participant shall be taken into account in determining the maximum available loan under Section 12.2(a).

(j) Rollover of Loans to this Plan. The Plan will accept a rollover of a loan if the rollover is in connection with the purchase of the stock or assets of another entity by the Employer. In the case of a loan rolled over to this Plan from another qualified plan, the term of the loan and the interest rate charged on the loan shall be the same as the terms of the loan prior to rollover to this Plan even if the term of the loan exceeds the maximum repayment period of this Plan. Except as otherwise provided herein, a loan rolled over to this Plan pursuant to this Subsection 12.2(j) shall be subject to the provisions of this Section 12.2.

12.3 Accounting for Loans. Each loan shall be deemed to be made from the account or accounts of the Participant to whom the loan is made. All payments with respect to the loan shall be credited to the account or accounts of such Participant from which such loan is deemed to be made.

12.4 Fees. The Trustee will determine the fee to initiate a loan and the monthly maintenance fee.

ARTICLE XIII.

SPECIAL PLAN TO PLAN TRANSFERS

13.1 Transfers From Other Plans. With the approval of the Benefits Committee, all or any portion of the Accrued Benefit of any Participant or class of Participants may be transferred from (or to) this Plan to (or from) any other plan qualified under Code Section 401, subject to such terms and conditions as shall be established at the time of the transfer. No transfer of any accrued benefit will be made to this Plan from any plan required to provide benefits to its participants in the form of annuities pursuant to Code Section 401(a)(11) and 417, unless prior to such transfer appropriate provisions are included in this Plan to separately account for amounts so transferred and to provide such annuities with respect to such amounts separately accounted for on behalf of each Participant whose benefit is so transferred.

ARTICLE XIV.

DIRECT ROLLOVERS

14.1 Right of Direct Rollover. Notwithstanding any provision of the Plan to the contrary that would otherwise limit a Distributee’s election under this part, a Distributee may elect, at the time and in the manner prescribed by the Benefits Committee, to have any portion of an Eligible Rollover Distribution paid directly to an Eligible Retirement Plan specified by the Distributee in a Direct Rollover.

14.2 Definitions. For purposes of this Article XIV, the following words and phrases shall have the meanings set forth below when used in the capitalized form, unless a different meaning is clearly warranted by the context:

(a) “Direct Rollover” shall mean a distribution by the Plan to the Eligible Retirement Plan specified by the Distributee.

(b) “Distributee” shall mean a person who is entitled to receive an Eligible Rollover Distribution from the Plan.

(c) “Eligible Retirement Plan” shall mean an individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in Section 408(b) of the Code, an annuity plan described in Section 403(a) of the Code, or a qualified trust described in Section 401(a) of the Code, that accepts the Distributee’s Eligible Rollover Distribution. However, in the case of an Eligible Rollover Distribution to the surviving spouse, an Eligible Retirement Plan is an individual retirement account or individual retirement annuity. An Eligible Retirement Plan shall also mean an annuity contract described in Section 403(b) of the Code and an eligible plan under Section 457(b) which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this Plan. The definition of Eligible Retirement Plan shall also apply in the case of a distribution to a surviving spouse, or to a spouse or former spouse who is the alternate payee under a qualified domestic relation order, as defined in Section 414(p) of the Code.

(d) “Eligible Rollover Distribution” shall mean any distribution of all or any portion of the balance to the credit of the Distributee, except that an Eligible Rollover Distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee’s designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under Section 401(a)(9) of the Code; and the portion of any distribution that is not includable in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities). In addition, any amount that is distributed on account of hardship shall not be an Eligible Rollover Distribution and the Distributee may not elect to have any portion of such a distribution paid directly to an Eligible Retirement Plan. Further, a portion of a distribution shall not fail to be an Eligible Rollover Distribution merely because the portion consists of after-tax employee contributions which are not includible in gross income. However, such portion may be transferred only to an individual retirement account or annuity described in Section 408(a) or (b) of the Code, or to a qualified defined contribution plan described in Section 401(a) or 403(a) of the Code that agrees to separately account for amounts so transferred, including separately accounting for the portion of such distribution which is includible in gross income and the portion of such distribution which is not so includible.

ARTICLE XV.

MISCELLANEOUS PROVISIONS

15.1 Employer Adoption. Any Affiliate may, adopt or withdraw from this Plan with the consent of the Benefits Committee. The adoption resolution may contain such specific changes and variations in this Plan’s terms and provisions applicable to the Employees of the adopting Employer.

15.2 Plan Merger. This Plan shall not be merged or consolidated with, nor shall any assets or liabilities be transferred to, any other plan, unless the benefits payable to each Participant under this Plan and any other plan involved in such merger, consolidation or transfer, if this Plan were terminated immediately after such action, would be equal to, or greater than, the benefits to which such Participant would have been entitled if this Plan had been terminated immediately before such action.

15.3 Indemnification. Each Employer shall indemnify and hold harmless each member of the Board of Managers, each member of the Benefits Committee, and each officer and employee of an Employer to whom are delegated duties, responsibilities, and authority with respect to this Plan against all claims, liabilities, fines and penalties, and all expenses reasonably incurred by or imposed upon him (including but not limited to reasonable attorney fees) which arise as a result of his actions or failure to act in connection with the operation and administration of this Plan to the extent lawfully allowable and to the extent that such claim, liability, fine, penalty, or expense is not paid for by liability insurance purchased or paid for by an Employer. Notwithstanding the foregoing, an Employer shall not indemnify any person for any such amount incurred through any settlement or compromise of any action unless the Employer consents in writing to such settlement or compromise.

15.4 Nonalienation of Benefits. Except as expressly provided for by this Plan or otherwise permitted by law, benefits payable under this Plan shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, charge, garnishment, execution or levy of any kind, either voluntary or involuntary, including any such liability which is for alimony or other payments for the support of a spouse, former spouse or children of the Participant, or for any other relative of a Participant prior to being actually received by the person entitled to the benefit under the terms of the Plan; and any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, charge, garnish, execute or levy upon, or otherwise dispose of any right to benefits payable hereunder, shall be void. The Trust shall not in any manner be liable for, or subject to, the debts, contracts, liabilities, engagements or torts of any person entitled to benefits hereunder.

15.5 Contract of Employment. Nothing contained herein shall be construed to constitute a contract of employment between an Employer and any Employee. Any amounts contributed by an Employer under this Plan shall be a gratuitous payment in recognition of services performed by such Participant during the period covered by the Employer Contribution. Whether there shall be a contribution for any given Plan Year, and the amount of such contribution shall be determined solely pursuant to the provisions of this Plan.

15.6 Source of Benefits. All benefits payable under this Plan shall be paid or provided for solely from the Trust, and the Employers assume no liability or responsibility therefor.

15.7 Employees’ Trust. This Plan and Trust are created for the exclusive purpose of providing benefits to the Participants and their Beneficiaries and defraying reasonable expenses of administering the Plan. The Plan and Trust shall be interpreted in a manner consistent with their being, respectively, a Plan described in Section 401(a) of the Code and a Trust exempt under Section 501(a) of the Code. At no time shall the Trust Fund be diverted from the above purpose.

15.8 Gender and Number. Except when the context indicates to the contrary, when used herein, masculine terms shall be deemed to include the feminine and singular the plural.

15.9 Headings. The headings of Articles and Sections are included solely for convenience of reference, and if there is any conflict between such headings and the text of this Plan, the text shall control.

15.10 Invalidity of Certain Provisions. If any provision of this Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof and the Plan shall be construed and enforced as if such provisions, to the extent invalid or unenforceable, had not been included.

15.11 Law Governing. This Plan shall be construed and enforced according to the laws of the State of Oklahoma (other than its laws respecting choice of law) to the extent not preempted by ERISA.

ARTICLE XVI.

CLAIM REVIEW PROCEDURES

16.1 Claims Procedure.

(a) The Committee shall make all determinations as to the right of any person to benefits. If any request for benefits is wholly or partially denied, the Committee shall notify the person requesting such benefits, in writing, of such denial, including in such notification the following information:

(1) The specific reason or reasons for such denial;

(2) The specific references to the pertinent Plan provisions upon which the denial is based;

(3) A description of any additional material and information which may be needed to clarify the request, including an explanation of why such information is required; and

(4) An explanation of this Plan’s review procedure with respect to denial of such Benefits.

(5) Any such notice to be delivered to any Participant or Beneficiary shall be personally delivered within a reasonable time to such Participant by obtaining a signed receipt therefor or shall be mailed by certified or registered mail with return receipt requested to such Participant. Such notice shall be written to the best of the Committee’s ability in a manner that may be understood without legal counsel.

(b) Any Participant or Beneficiary whose claim has been denied in accordance with the foregoing Subsection (a) herein may appeal to the Committee for review of such denial by making a written request therefor within 60 days of receipt of the notification of such denial. Such Participant or Beneficiary may examine documents pertinent to the review and may submit to the Committee written issues and comments. Within 60 days (45 days in the case of a claim involving a disability determination) after receipt of the request for review, the Committee shall communicate to the claimant, in writing, its decision, and the communication shall set forth the reason or reasons for the decision and specific reference to those Plan provisions upon which the decision is based.

Executed this      day of December, 2003, to be effective for all purposes as of the Effective Date.

MAGELLAN MIDSTREAM HOLDINGS, L.P.

By:	Magellan Midstream Management, LLC, its general partner

Name:	/S/ DON R. WELLENDORF

Title:	President and CEO

APPENDIX I

Investment Funds

(as of January 1, 2004)

Gartmore Stable Value Fund (Default Investment Fund)

Evergreen Core Bond

American High Income Trust

Van Kampen Equity & Income

Van Kampen Comstock Fund

Wachovia Enhanced Stock Market Index

Growth Fund of America

Fidelity Advisors Mid Cap Growth

Evergreen Special Values

First Eagle Overseas

Self-Directed Brokerage Account